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                                                                       Exhibit 2

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement"), dated as of June 12, 2002, is by and among Vector Investment Holdings, Inc., a Delaware corporation (the "Parent"), Vector Merger Corp., a New Jersey corporation and wholly owned subsidiary of the Parent ("Merger Sub"), and Vestcom International, Inc., a New Jersey corporation (the "Company").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, (i) Parent, Merger Sub, Cornerstone Equity Investors IV, L.P. ("Cornerstone") and certain members of management (collectively, the "Management Participants") have executed and delivered a contribution agreement (the "Contribution Agreement") and (ii) immediately prior to the Closing, in accordance with the Contribution Agreement and subject to the terms thereof, Parent, Merger Sub, Cornerstone and the Management Participants shall consummate the transactions contemplated thereby (the "Pre-Merger Contribution");

         WHEREAS, pursuant to the Contribution Agreement, immediately prior to the Closing, the Management Participants will contribute an aggregate of 883,050 shares (the "Contributed Shares") of the common stock, no par value, of the Company (the "Shares") to Parent;

         WHEREAS, pursuant to the Contribution Agreement, immediately prior to the Closing, Cornerstone will contribute up to $35,900,000 in equity to Parent (the "Equity Contribution");

         WHEREAS, the Surviving Corporation and/or Parent, as the case may be, will, contemporaneous with the consummation of the Merger, obtain the debt financing (the "Debt Financing") described in the Commitment Letters;

         WHEREAS, the respective Boards of Directors of the Parent and Merger Sub have approved and declared advisable a merger (the "Merger") of Merger Sub with and into the Company upon the terms and subject to the conditions set forth in this Merger Agreement, with the Company surviving the Merger (the "Surviving Corporation"), and the Board of Directors of the Company has approved the Merger upon the terms and subject to the conditions set forth in this Merger Agreement and resolved to recommend that the holders of Shares approve the Merger and the other transactions contemplated by this Merger Agreement (the Merger and such other transactions, the "Transactions") upon the terms and subject to the conditions set forth in this Merger Agreement;

         WHEREAS, the Boards of Directors of Merger Sub and the Company have determined that the Merger is fair to and in the best interests of their respective shareholders (excluding the Management Participants in the case of the Company's shareholders); and

         WHEREAS, the Merger is subject to the approval of the holders of the Shares and satisfaction of certain other conditions described in this Merger Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Parent, Merger Sub and the Company hereby agree as follows:

         1.       THE MERGER

         1.1 Contribution Agreement. Parent, Merger Sub, Cornerstone and the
             ----------------------
Management Participants have executed and delivered the Contribution Agreement, a copy of which has been delivered to the Company. Pursuant to the Contribution Agreement, subject to the conditions set forth in this Merger Agreement, (i) Cornerstone and Parent have agreed to consummate the CEI Contribution (as such term is defined in the Contribution Agreement) as of immediately prior to the Closing, (ii) the Management Participants and Parent have agreed to consummate the Shareholder Contribution (as such term is defined in the Contribution Agreement) as of immediately prior to the Closing and (iii) Parent and Merger Sub have agreed to consummate the Parent Contribution (as such term is defined in the Contribution Agreement) immediately after the consummation of the CEI Contribution and the Shareholder Contribution.

         1.2 Debt Financing. Contemporaneously with the consummation of the
             --------------
Merger, the Surviving Corporation and/or Parent, as the case may be, will use reasonable best efforts to obtain the Debt Financing pursuant to the terms of the Commitment Letters. If any portion of the Debt Financing becomes unavailable for any reason, Parent will use reasonable best efforts to obtain alternative financing with aggregate proceeds that are equal to the portion of the Debt Financing that has become unavailable on substantially comparable or more favorable terms (from the perspective of Parent) from other sources. During the period between the date hereof and the Closing, Parent will promptly advise the Company to the extent that it becomes aware that any of the conditions set forth in the Commitment Letters cannot be satisfied.

         1.3 The Merger. At the Effective Time (as defined in Section 1.5), in
             ----------
accordance with this Merger Agreement and the New Jersey Business Corporation Act (the "New Jersey Law"), Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub (except as may be continued by operation of law) shall cease, and the Company shall continue as the surviving corporation. The separate corporate existence of the Company, with all its rights, privileges, immunities, powers, purposes and franchises, shall continue unaffected by the Merger except as otherwise provided herein.

         1.4 Effect of the Merger. At the Effective Time, the Merger shall have
             --------------------
the effects set forth in Section 14A:10-6 of the New Jersey Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, immunities, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, without further act or deed, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

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         1.5 Consummation of the Merger. As soon as is practicable after the
             --------------------------
satisfaction or waiver (if permissible) of the conditions set forth in Article 6, the parties hereto will cause the Merger to be consummated by properly filing a Certificate of Merger with the Department of the Treasury of the State of New Jersey, in such form as required by, and executed in accordance with, the relevant provisions of applicable law. The date and time of the filing of the Certificate of Merger (or such later date as may be agreed by the parties hereto and specified in the Certificate of Merger) with the Department of the Treasury of the State of New Jersey is referred to herein as the "Effective Time."

         1.6 Certificate of Incorporation; By Laws. The Certificate of
             -------------------------------------
Incorporation and By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation, and thereafter shall continue to be its Certificate of Incorporation and By-Laws until amended as provided therein and under New Jersey Law, except that as of the Effective Time, Article I of such Certificate of Incorporation shall be amended as follows: "The name of the Corporation is Vestcom International, Inc."

         1.7 Directors and Officers of Surviving Corporation.
             -----------------------------------------------

         (a) The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law and this Merger Agreement.

         (b) The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law and this Merger Agreement.

         1.8 Conversion of Securities. At the Effective Time, by virtue of the
             ------------------------
Merger and without any action on the part of Merger Sub, the Company or the holder of any of the securities of the Company or Merger Sub:

         (a) Conversion of Shares. Each Share issued and outstanding immediately
             --------------------
prior to the Effective Time (other than Shares to be canceled pursuant to Section 1.8(b) and the Contributed Shares) shall be canceled and extinguished and be converted into and represent the right to receive from the Surviving Corporation $6.25 in cash, without interest (the "Merger Consideration"). All such Shares, by virtue of the Merger and without any action on the part of the holders of the Shares, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration for such Shares upon the surrender of such certificate in accordance with Section 1.12.

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         (b) Cancellation of Treasury Stock. Each Share issued and outstanding
             ------------------------------
immediately prior to the Effective Time that is (i) held in the treasury by the Company or by a wholly-owned subsidiary of the Company or (ii) owned by the Parent (including the Contributed Shares) or any direct or indirect subsidiary of the Parent (including the Merger Sub) shall be canceled and retired and no payment shall be made with respect thereto.

         (c) Conversion of Securities of Merger Sub. Each share of Common Stock,
             --------------------------------------
par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of Common Stock, no par value, of the Surviving Corporation.

         (d) Conversion of Stock Options. Except to the extent that Merger Sub
             ---------------------------
and the holder of any option otherwise agree, each Stock Option (as defined in Section 1.13(a)), issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, be converted into the right to receive from the Surviving Corporation the Option Consideration (as defined in Section 1.13(a)) without interest thereon. As of the Effective Time, all such Stock Options shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of any such Stock Option shall cease to have any rights with respect thereto, except the right to receive the cash into which their Stock Options have been converted by the Merger as provided in this
Section 1.8(d) and Section 1.13.

         (e) Dissenters' Rights.  Pursuant to the New Jersey Law, no
             ------------------
shareholder of the Company will have dissenters' rights with respect to the Merger.

         1.9 Dividend Access Shares. Within one day after this Merger Agreement
             ----------------------
is executed, the Company shall cause its majority-owned subsidiary, 504087 NB. Inc. (the "Canadian Subsidiary"), to deliver a notice to the holders of the Dividend Access Shares, pursuant to Article 7 of Schedule A of the Canadian Subsidiary's Articles of Incorporation, to the effect that the Automatic Redemption Date (as defined in such Articles) shall be accelerated to the time immediately prior to the Effective Time. Promptly thereafter, the Company shall send a notice to the Canadian Subsidiary and the holders of the Dividend Access Shares to the effect that the Company will, on the Automatic Redemption Date, exercise its right to assume the Canadian Subsidiary's redemption obligations by purchasing the Dividend Access Shares directly. On the Automatic Redemption Date, the Company shall purchase the Dividend Access Shares by issuing one Share in exchange for each outstanding Dividend Access Share and shall purchase the Company's one outstanding share of Class B Preferred Stock by paying $1.00 to the holder thereof.

         1.10 Taking of Necessary Action; Further Action. If, at any time after
              ------------------------------------------
the Effective Time, any further action is necessary or desirable to carry out the purposes of this Merger Agreement and to vest the Surviving Corporation with full rights, title and possession to all assets, properties, rights, privileges, immunities and franchises of the Company or its Subsidiaries, the Company and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving

Corporation and otherwise to carry out the provisions of this Merger Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of the Company or otherwise to take any and all such action.

         1.11 Closing. Immediately prior to the filing of the Certificate of
              -------
Merger pursuant to Section 1.5, a closing (the "Closing") shall take place at the offices of Kirkland & Ellis at 153 East 53rd Street, New York, New York (or such other place as the parties hereto may agree), at 9:00 a.m., local time on a date to be specified by the parties, which shall be no later than the fifth business day after the satisfaction or waiver of the conditions set forth in
Article 6 (the "Closing Date").

         1.12 Exchange of Certificates.
              ------------------------

         (a) Paying Agent. Prior to the Effective Time, Merger Sub shall
             ------------
designate a bank or trust company to act as paying agent in the Merger (the "Paying Agent") to receive the funds to which the holders of Shares shall become entitled pursuant to Section 1.8(a) and to which the holders of Stock Options shall become entitled pursuant to Section 1.8(d).

         (b)      At the Closing, Surviving Corporation shall deliver:

                  (i) to each individual, corporation, partnership, limited liability company, trust or other entity (each, a "Person") who shall have surrendered to the Merger Sub at the Closing the certificates which, immediately prior to the Effective Time, represented shares of outstanding common stock of Merger Sub, the securities of the Surviving Corporation into which the shares of common stock of Merger Sub represented by such certificates have been converted pursuant to the provisions of this Article 1;

                  (ii) to the Paying Agent, for the benefit of the holders of Shares entitled to receive Merger Consideration, the amount of Merger Consideration which such holders of Shares are entitled to receive pursuant to the provisions of this Article 1; and

                  (iii) to the Paying Agent, for the benefit of the holders of Stock Options entitled to receive Option Consideration, the amount of Option Consideration which such holders of Stock Options are entitled to receive pursuant to the provisions of this Article 1.

         (c) Exchange Procedure. As soon as reasonably practicable after the
             ------------------
Effective Time, the Surviving Corporation shall mail or caused to be mailed to each holder of record of any certificate, which as of immediately prior to the Effective Time represents the right to receive Merger Consideration (all such certificates, the "Certificates"), (i) a letter of transmittal (which shall be in the form and substance of the letter approved by the Company (such approval not to be unreasonably withheld) and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the address specified therein) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the applicable Merger Consideration. The Paying Agent shall, pursuant to irrevocable instructions given by Parent at the Closing, pay the Merger Consideration and the Option Consideration out of the funds received pursuant to Section 1.12(b), in accordance with the provisions of this Section 1.12(c) and Section
1.13. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor from the Paying Agent the amount of cash into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 1.8, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of the Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.12, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 1.8. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate. In the event any Certificate shall have been lost, stolen or destroyed, upon making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Surviving Corporation will pay in exchange for such lost, stolen or destroyed Certificate, the amount of cash into which the Shares represented by such Certificate have been converted pursuant to Section 1.8, except that when authorizing such payment, the Board of Directors of the Surviving Corporation, may, in its discretion and as a condition precedent to such payment, require the owner of such lost, stolen or destroyed Certificate to indemnify the Surviving Corporation and the Paying Agent with respect to such Certificate and, if such Certificate represents more than 1,000 Shares, to deliver a bond in an amount necessary to cover such indemnification.

         (d) Withholding. Merger Sub, Surviving Corporation and Paying Agent
             -----------
shall be entitled to deduct and withhold from the Merger Consideration otherwise payable or issuable pursuant to this Merger Agreement to any holder of Shares such amount as Merger Sub, Surviving Corporation or Paying Agent is required to deduct and withhold with respect to such payment or issuance under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of which such withholding was made.

         (e) No Further Ownership Rights in Shares. All cash paid upon the
             -------------------------------------
surrender of Certificates in accordance with the terms of this Article 1 shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article 1.

         (f) No Liability. At any time following the expiration of twelve months
             ------------
after the Effective Time, the Surviving Corporation shall, in its sole discretion, be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates and Stock Options, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to any applicable abandoned property, escheat or similar law) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates or with respect to the Option Consideration payable upon cancellation of their Stock Options, without any interest thereon. Notwithstanding the foregoing, none of Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official or entity pursuant to any applicable abandoned property, escheat or similar law.

         1.13     Stock Options; Plans.
                  --------------------

         (a) Except as set forth in this Section 1.13 and except to the extent that Merger Sub and the holder of any option otherwise agree, the Surviving Corporation shall promptly after the Effective Time cause the Paying Agent to pay to each holder of an outstanding option to purchase Shares (a "Stock Option") issued pursuant to the Company's 1997 Equity Compensation Program, as amended (the "Stock Option Plan"), in settlement of each such Stock Option, whether or not exercisable or vested, an amount in respect thereof equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price of each such Stock Option, and (y) the number of Shares subject to such Stock Option immediately prior to its settlement (the "Option Consideration") (such payment to be net of applicable withholding taxes). Upon receipt of the Option Consideration, the Stock Option shall be canceled. The surrender of a Stock Option to the Company in exchange for the Option Consideration shall be deemed a release of all rights the holder had or may have had in respect of that Stock Option.

         (b) Prior to the Effective Time, the Company shall obtain all consents or releases from holders of the Stock Options and make any amendments to the terms of the Stock Option Plan or arrangements that are necessary to give effect to the transactions contemplated by Section 1.8(d) and this Section 1.13.

         (c) Except as may otherwise be agreed by Merger Sub and the Company, the Stock Option Plan shall terminate as of the Effective Time, and no holder of Stock Options or any participant in the Stock Option Plan shall have any rights thereunder, including any rights to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof, other than to receive Option Consideration payable pursuant to Section 1.13(a).

         (d) Except as may otherwise be agreed by Merger Sub and the Company, all other plans, programs or arrangements providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its subsidiaries shall terminate as of the

Effective Time, and no participant in any such plans, programs or arrangements shall have any rights thereunder to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof at or after the Effective Time.

        1.14 Adjustment of Merger Consideration and Option Consideration. In
             -----------------------------------------------------------
the event that, subsequent to the date of this Merger Agreement but prior to the Effective Time, the outstanding Shares shall be changed into a different number of shares and/or into a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Merger Consideration and the Option Consideration shall be appropriately adjusted. The Merger Consideration and the Option Consideration have been calculated based upon the representations and warranties made by the Company in Section 3.4. The provisions of this Section 1.14 shall not, in any event, derogate from the representations and warranties set forth in Section 3.4.

        1.15 Rights Agreement. Pursuant to amendments to the Rights Agreement
             ----------------
approved and adopted by the Company's Board of Directors, Parent, Cornerstone and Merger Sub will not constitute "Acquiring Persons" with respect to the transactions contemplated hereby.

        2.   REPRESENTATIONS AND WARRANTIES OF THE PARENT

         The Parent and Merger Sub represent and warrant to the Company as follows:

        2.1  Organization and Qualification. Each of the Parent and Merger Sub
             ------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power to carry on its respective business as now conducted. The Parent is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Parent and its subsidiaries taken as a whole.

        2.2  Authority Relative to this Merger Agreement. Each of the Parent and
             -------------------------------------------
Merger Sub has the requisite power and authority to enter into this Merger Agreement and to carry out its respective obligations hereunder. The execution and delivery of this Merger Agreement by the Parent and Merger Sub and the consummation by the Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of the Parent and Merger Sub, and no other corporate proceedings on the part of the Parent or Merger Sub are necessary to authorize this Merger Agreement and the transactions contemplated hereby. This Merger Agreement has been duly executed and delivered by the Parent and Merger Sub and, assuming due and valid authorization, execution and delivery hereof by the Company, constitutes a valid and binding obligation of each such entity. Subject to compliance with the applicable provisions of the New Jersey Law, neither the Parent nor Merger Sub is subject to or obligated under any provision of (i) its respective Certificate or Articles of Incorporation, or By-Laws, (ii) any contract, agreement, mortgage, indenture or other document, (iii) any license, franchise or permit or
(iv) any law, regulation, order, judgment or decree, which would be breached or violated or in respect of which a right of termination or acceleration or any encumbrance on any of its assets would be created by its execution and performance of this

Merger Agreement, except (as to (ii), (iii) or (iv) above) where such breach, violation or right would not individually, or in the aggregate, prevent or materially delay the Parent or Merger Sub from performing its obligations under this Merger Agreement. The consummation of the Merger by the Parent and Merger Sub will not require the consent or approval of any party other than (i) satisfaction of applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state "blue sky" or takeover laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the Competition Act (Canada), (ii) filing and recordation of appropriate merger documents as required by the New Jersey Law and (iii) where failure to obtain such consents or approvals would not prevent or materially delay the Parent or Merger Sub from performing its obligations under this Merger Agreement.

         2.3      Financing.
                  ---------

         (a) Parent and/or Merger Sub has received written commitments from (i) General Electric Capital Corporation ("GE"), dated June 10, 2002 (the "Senior Commitment Letter"), pursuant to which GE has committed, subject to the terms and conditions contained therein, to provide up to $42 million in senior debt financing for the Transactions and (ii) Cornerstone, dated June 12, 2002 (the "Subordinated Commitment Letter" and, together with the Senior Commitment Letter, the "Commitment Letters"), pursuant to which Cornerstone has committed, subject to the terms and conditions contained therein, to provide up to $10,500,000 in subordinated debt financing for the Transactions. Merger Sub has delivered true, correct and complete copies of the Commitment Letters and the Contribution Agreement to the Company. To the knowledge of Parent and Merger Sub, assuming all of the representations and warranties of the Company set forth herein are true and assuming that the Company performs all of its obligations hereunder, the proceeds from the Debt Financing, to the extent funded pursuant to the Commitment Letters, together with the Equity Contribution, shall provide sufficient funds to satisfy the condition set forth in Section 6.3(g)

         (b) Promptly after the date hereof, Merger Sub and Parent shall deliver to GE a true and complete copy of the Disclosure Letter attached hereto.

         (c) The obligations to fund the commitments under the Commitment Letters and the Contribution Agreement are not subject to any conditions other than those set forth in the Commitment Letters and Contribution Agreement. Parent and Merger Sub have no actual knowledge of any fact or occurrence existing on the date of this Merger Agreement which in their good faith judgment would reasonably be expected to (i) make the material assumptions or statements set forth in the Commitment Letters inaccurate, (ii) cause the Commitment Letters or the Contribution Agreement to be ineffective or (iii) make any of the conditions set forth in the Commitment Letters or the Contribution Agreement incapable of being satisfied. As of the date hereof, the Commitment Letters and the Contribution Agreement are in full force and effect and have not been amended in any material respect.

         2.4      Information Supplied.  The information supplied by Parent
                  --------------------
and/or Merger Sub for inclusion in the Proxy Statement will not, on the date when the Proxy Statement is first mailed to the Company's shareholders, and the Proxy Statement, as then amended or supplemented, will not, on the date of the Meeting or on the Closing Date, contain any statement which is false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representation shall not apply with respect to the accuracy of information furnished in writing by the Company specifically for inclusion in the Proxy Statement or which is taken from reports filed by the Company under the Exchange Act, which accuracy shall be the sole responsibility of the Company.

         2.5 Legal Proceedings. There are no actions, suits or proceedings
             -----------------
pending or, to the knowledge of the Parent, threatened against Cornerstone, the Parent or any of its Subsidiaries that are reasonably likely, in the aggregate, to materially adversely affect the Parent's ability to consummate the Merger and pay all of the Merger Consideration and the Option Consideration.

         3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Each of the following representations and warranties is qualified by reference to specific sections of the disclosure letter (the "Disclosure Letter") delivered to the Parent immediately prior to the execution hereof. Except as otherwise set forth in the Disclosure Letter, the Company represents and warrants to the Parent and Merger Sub as follows:

         3.1 Organization and Qualification. The Company is a corporation duly
             ------------------------------
organized, validly existing and in good standing under the laws of the State of New Jersey and has the requisite corporate power and authority to own, lease and operate the properties and assets it currently owns, leases or operates and to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a "Material Adverse Effect". As used in this Merger Agreement, the term "Material Adverse Effect" shall mean any change, event, occurrence or development that (i) has a material adverse effect on the business, financial condition, results of operations, properties, assets or liabilities of the Company and its Subsidiaries and shall be measured by reference to the Company and its Subsidiaries, taken as a whole, or (ii) materially impairs or delays the ability of the Company to perform its obligations under the Merger Agreement or prevents the consummation of the Transactions. Notwithstanding the foregoing, a "Material Adverse Effect shall not include any change in or effect upon the business, financial condition, results of operations, properties, assets or liabilities of the Company and its Subsidiaries taken as a whole arising out of or attributable to (a) any decrease in the market price of the Shares (but not any change, event, occurrence or development underlying such decrease to the extent such change or effect would otherwise constitute a Material Adverse Effect on the Company), (b) conditions, events, or circumstances generally affecting the industries in which the Company and its Subsidiaries operate; (c) any change in any accounting standards or principles applicable generally to companies in the Company's industry; (d) any act or acts of terrorism or war that do not have a material adverse effect on the capital markets in the United States or (e) any factor described in Section 3.1 of the Disclosure Letter.

         3.2 Certificate of Incorporation and By-Laws. The Certificate of
             ----------------------------------------
Incorporation and By-Laws in the form attached to Section 3.2 of the Disclosure Letter are the Certificate of Incorporation and By-Laws of the Company as in effect on the date of this Merger Agreement. Such Certificate of Incorporation and By-laws are in full force and effect and have not been modified or amended in any way since January 1, 2002. The Company is not in violation of any provision of its Certificate of Incorporation or By-laws.

         3.3 Subsidiaries. Each of the Company's Subsidiaries is a corporation
             ------------
duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate the properties and assets it currently owns, leases or operates and to carry on its business as it is now being conducted. Each such Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. Except as otherwise provided in the Disclosure Letter with respect to shares of the Canadian Subsidiary not owned by the Company (the "Dividend Access Shares"), all of the outstanding shares of capital stock of each of the Company's Subsidiaries are validly issued, fully paid and nonassessable and are owned by the Company or by a wholly owned Subsidiary of the Company, free and clear of all Liens, and there are no proxies outstanding with respect to such shares. Except with respect to the Dividend Access Shares, there are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character, obligating any Subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of the capital stock of such Subsidiary or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement.
Section 3.3 of the Disclosure Letter sets forth a true and complete list of the direct or indirect ownership or equity interests of the Company in its Subsidiaries and in any other corporation, partnership, joint venture, limited liability company or other business association or entity and sets forth the jurisdiction of incorporation of such subsidiary, its authorized capital stock and the number of issued and outstanding shares of capital stock.

         3.4 Capitalization. The authorized capital stock of the Company
             --------------
consists of 10,000,000 shares of undesignated stock (the "Undesignated Stock") and 20,000,000 Shares. As of the date hereof, (i) 9,056,806 Shares (including the Shares described in clause (iv) below) and one share of Class B Preferred Stock (representing Undesignated Stock) are outstanding, all of which were validly issued, fully paid, nonassessable and free of any preemptive rights with respect thereto, (ii) no Shares are held in the treasury of the Company or any of its Subsidiaries, (iii) 1,358,520 Shares are reserved for issuance pursuant to the Stock Option Plan, a copy of which has heretofore been furnished to the Parent, and (iv) 112,242 Shares are reserved for redemption of all of the Dividend Access Shares. As of March 31, 2002, 1,014,650 Stock Options were outstanding pursuant to the Stock Option Plan; no Stock Options have been granted by the Company subsequent to March 31, 2002. Section 3.4 of the Disclosure Letter sets forth a true and complete listing of all outstanding Stock Options, setting forth the names of the holders of such Stock Options, the number of Stock Options so held, the exercise prices and vesting schedules of such Stock Options and the number of Shares to be received upon exercise of such Stock Options (the "Common Stock Equivalents") as well as the aggregate number of Shares and the aggregate exercise price for all of the Common Stock Equivalents outstanding as of the date hereof. Pursuant to an Amended and Restated Shareholder Protection Rights Agreement, dated April 19, 2000, between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agreement"), the Company has issued to its shareholders rights to purchase shares of capital stock of the Company. Except as set forth above and except as set forth in Section 3.4 of the Disclosure Letter, there are not now, and at the Effective Time there will not be, any shares of capital stock or other equity securities of the Company issued or outstanding or any options, warrants, convertible securities, calls, subscriptions or other rights, agreements, arrangements, commitments, or claims of any character obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold, contingently or otherwise, any shares of capital stock of the Company or of any Subsidiary or any other securities convertible, exercisable or exchangeable into or evidencing the right to subscribe for any such shares of capital stock. Except as set forth in Section 3.4 of the Disclosure Letter, there are no outstanding contracts of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any capital stock or other equity securities of the Company or any Subsidiary. There are no outstanding stock appreciation rights or similar phantom equity securities with respect to the capital stock of the Company. Other than the Voting Agreement, there are no voting trusts or shareholder agreements to which the Company is a party with respect to the voting of the capital stock of the Company and to the Company's knowledge, there are no such agreements among its shareholders other than those listed in Section 3.4 of the Disclosure Letter. Other than the Voting Agreement, to the Company's knowledge, there are no irrevocable proxies with respect to shares of capital stock of the Company or any Subsidiary.

         3.5 Authority Relative to this Merger Agreement and Voting Agreement.
             ----------------------------------------------------------------
The Company has the requisite corporate power and authority to enter into this Merger Agreement and the Voting Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Merger Agreement and the Voting Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by the Board of Directors of the Company (the "Board") and no other approvals or corporate proceedings on the part of the Company are necessary to authorize the execution and delivery by the Company of this Merger Agreement and the Voting Agreement and the consummation by it of the Transactions, except for any required approval of the Merger by the Company's shareholders as set forth in Section 5.2 of this Merger Agreement. The Board has (i) duly and validly approved this Merger Agreement, the Voting Agreement, the Merger and the other Transactions, and (ii) recommended that the shareholders of the Company approve and adopt this Merger Agreement and the Transactions. This Merger Agreement and the Voting Agreement have been duly and validly executed and delivered by the Company and each such agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as set forth in Section
3.5 of the Disclosure Letter, neither the Company nor any Subsidiary is subject to or obligated under any provision of (i) its respective Certificate or Articles of Incorporation or By-Laws, (ii) any contract, agreement, license, lease, mortgage, indenture or other document (excluding all arrangements which are terminable upon 90 days or less notice without premium or penalty or arrangements involving not more than $200,000 per fiscal year in payments expected to be paid or received by the Company or any Subsidiary), (iii) any franchise or permit, or
(iv) any law, regulation, order, judgment or decree, which would be breached, violated or defaulted (with or without due notice or lapse of time or both) or in respect of which a right of termination, amendment, approval, consent or acceleration, or a loss of a material benefit or any Lien on any of its assets would be created or suffered by the Company's execution and performance of this Merger Agreement, the Voting Agreement or the consummation of the Transactions, except (as to clauses (ii), (iii) or (iv) above) where such breach, violation, right of termination or acceleration, or encumbrance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.5 of the Disclosure Letter, the execution and delivery of this Merger Agreement and the Voting Agreement and the consummation of the Transactions by the Company will not require the consent or approval of or registration or filing with any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority, body, commission, tribunal or agency, domestic or foreign, other than
(i) approval of the Company's shareholders, (ii) applicable requirements, if any, of the Exchange Act, state "blue sky" or takeover laws, the HSR Act and the Competition Act (Canada), (iii) filing and recordation of appropriate merger documents as required by the New Jersey Law and (iv) where failure to obtain such consents or approvals or to make such registration or filing would not reasonably be expected to have individually or in the aggregate a Material Adverse Effect on or prevent or materially delay the Company from performing its obligations under this Merger Agreement. No state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Merger Agreement or any of the Transactions other than the New Jersey Shareholder Protection Act, N.J.S.A. 14A:10A-1 et seq. (the "Protection Act"). By virtue of resolutions approved by the Company's Board of Directors, the Merger, this Merger Agreement and the Transactions will not be subject to the restrictions otherwise applicable under the Protection Act or the Rights Agreement.

         3.6 Commission Filings and Financial Statements. (a) Since January 1,
             -------------------------------------------
1999, the Company has filed with the Securities and Exchange Commission (the "SEC"), and has heretofore made available to Parent, true and complete copies of all forms, reports, schedules, statements, and other documents required to be filed by it (including all exhibits, financial statements and proxy statements) under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") and the SEC's rules and regulations thereunder (the forms, reports, schedules, statements and other documents so filed by the Company, the "SEC Documents"). Except with respect to statements or omissions in any SEC Document which have been superseded or amended by statements made in any SEC Document filed thereafter but prior to the date hereof, (i) as of their respective dates, the SEC Documents complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC promulgated thereunder and applicable to such SEC Documents, and (ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will deliver to the Parent as soon as they become available true and complete copies of any forms, reports, schedules, statements and other documents filed by the Company under the Securities Act or the Exchange Act subsequent to the date hereof and prior to the

Effective Time. None of the Subsidiaries are required to file any forms, reports or other documents with the SEC.

         (b) The consolidated financial statements of the Company and its Subsidiaries included in the SEC Documents filed with the SEC since January 1, 2001 comply as to form in all material respects with applicable accounting requirements and published rules of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of unaudited statements, as permitted by Form 10-Q and Regulation S-X of the SEC) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations, changes in shareholders' equity (to the extent applicable) and statements of cash flow for the periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to normal year-end adjustments and any other adjustments described therein, none of which (with respect to periods after December 31, 2001) would individually or in the aggregate have a Material Adverse Effect. Except as set forth in Section 3.6 of the Disclosure Letter, the consolidated unaudited financial statements of the Company and its Subsidiaries as of and for the three months ended March 31, 2002 (the "Unaudited First Quarter Financial Statements") previously provided to the Parent have been prepared in accordance with GAAP using the same accounting principles and policies and in a manner consistent with the consolidated financial statements of the Company and its Subsidiaries for the year ended December 31, 2001 (except as may be indicated in the notes thereto and except as permitted by Form 10-Q and Regulation S-X of the SEC), and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of March 31, 2002 and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the three months ended March 31, 2002, subject to normal year-end adjustments and any other adjustments described therein, none of which would individually or in the aggregate have a Material Adverse Effect. Except as set forth on Section 3.6(b) of the Disclosure Letter, the consolidated unaudited financial statements of the Company as of and for the month and four months ended April 30, 2002 previously provided to Parent
(i) fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of April 30, 2002 and the consolidated results of operations of the Company and its consolidated Subsidiaries for the month and the four months ended April 30, 2002 and (ii) have been prepared in accordance with the monthly management account procedures of the Company or its Subsidiaries, as applicable, on a basis consistent with the policies and practices used in preparing the audited consolidated financial statements included in the SEC Documents, except for such policies and practices used in preparing such audited financial statements that reasonably would not be regarded as appropriate or usual for internal management purposes.

         3.7 Absence of Certain Changes or Events. Since December 31, 2001,
             ------------------------------------
except as set forth in Section 3.7 of the Disclosure Letter or as contemplated by this Merger Agreement, neither the Company nor any of its Subsidiaries has:

         (a) suffered any Material Adverse Effect or any event, change, occurrence or development, known as of the date hereof, reasonably likely to cause or have a Material Adverse Effect;

         (b) conducted its business and operations other than in the ordinary course of business and consistent with past practices;

         (c) declared, set aside or paid any dividend on, or other distribution (whether in cash, stock or property, or any combination thereof) in respect of, any of the Company's or any of its Subsidiary's capital stock, or purchased, redeemed or otherwise acquired or agreed to purchase, redeem or otherwise acquire, any of the Company's capital stock or any other securities of the Company or its Subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities;

         (d) undergone a material change in accounting methods, principles or practices except as may be required by GAAP or reflected in any of the financial statements included in the SEC Documents or except any change after the date hereof in accounting standards or principles applicable generally to companies in the Company's industry;

         (e) authorized for issuance, sold, delivered, granted or issued any options, warrants, calls, subscriptions or other rights for, or otherwise agreed or committed to issue, sell, deliver or grant any shares of any class of capital stock of the Company or any securities convertible into or exchangeable or exercisable for shares of any class of capital stock of the Company or its Subsidiaries, other than pursuant to and in accordance with the terms of the Common Stock Equivalents (including the Stock Options) listed on Section 3.4 of the Disclosure Letter;

         (f) except in the ordinary course of business and consistent with past practice, (i) created or incurred any indebtedness for borrowed money, (ii) assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation,
(iii) made any loans or advances to any other individual, firm or corporation, or (iv) mortgaged, pledged or subjected to any Lien, any asset having a book or market value in excess of $50,000;

         (g) granted any increase in the base compensation of, or made any other material change in the employment terms for, any of its directors, officers and employees, except for increases or changes based upon changed responsibilities or duties and increases or changes made in the ordinary course of business consistent with past practice;

         (h) adopted, modified or terminated any bonus, profit-sharing, incentive, severance or other plan or contract for the benefit of any of its directors, officers and employees other than changes which do not increase the aggregate cost of such plan or contract and an amended bonus program provided to all employees of the Company and its Subsidiaries on January 1, 2002;

         (i) except for the provision of services or sales in the ordinary course of business and consistent with past practice, sold, leased, licensed, transferred or otherwise disposed of any of its assets or property having a book or market value in excess of $50,000;

         (j) entered into any new line of business, or incurred or committed to incur any capital expenditures, obligations or liabilities in connection therewith in excess of $50,000 in the aggregate;

         (k) acquired or agreed to acquire by merging or consolidating with, or agreed to acquire by purchasing a substantial portion of the assets of, or in any other manner, any business of any other Person;

         (l) made any cancellation or waiver of (i) any right material to the operation of the business of the Company or its Subsidiaries, or (ii) any debts or claims against any affiliate of the Company;

         (m) made any disposition of, or failed to keep in effect any material right in, to or for the use of any material patent, trademark, service mark, trade name, copyright or trade secret of the Company or its Subsidiaries;

         (n) entered into any agreement, arrangement or transaction with any affiliate of the Company; or

         (o) agreed to do any of the things described in the preceding clauses (a) through (n).

         3.8 Litigation and Liabilities. (a) Except as disclosed in Section 3.8
             --------------------------
of the Disclosure Letter, there are no claims, actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of its properties or assets that, if adversely determined, would be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect, or to materially adversely affect the Company's ability to consummate the Merger, or that would be required to be disclosed in an Annual Report on Form 10-K of the Company. As of the date hereof, neither the Company nor any of its Subsidiaries or any of its properties or assets is subject to any judgment, award, decree, injunction, rule, determination or order of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that would reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Company nor any of its Subsidiaries have any liabilities or obligations (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due, including any liability for taxes) other than such liabilities or obligations (i) disclosed in Section 3.8 of the Disclosure Letter, (ii) that have been specifically disclosed or provided for in the most recent audited consolidated balance sheet of the Company filed with the SEC or that arise in the ordinary course of business (consistent with past practice) out of (x) the performance of agreements to which the Company or any of its Subsidiaries is subject or (y) benefit plans referenced in the Disclosure Letter, (iii) that have been incurred in the ordinary course of business consistent with past practice since the date of the most recent audited consolidated balance sheet of the Company filed with the SEC (none of which results from, arises out of, or relates to any breach of contract, tort, infringement or violation of law) or (iv) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         3.9      Employee Benefits.
                  -----------------

         (a) True and complete copies of all documents pursuant to which each of the Benefit Plans is maintained, funded and administered have been provided to the Parent and a list of such Benefit Plans is set forth in Section 3.9(a) of the Disclosure Letter. For purposes of this Merger Agreement, the term "Benefit Plan" means any plan, contract or arrangement (regardless of whether funded or unfunded, or foreign or domestic) which is sponsored by the Company or any of its Subsidiaries, or to which the Company or any ERISA Affiliate makes contributions or which covers any employee of the Company or any ERISA Affiliate in his or her capacity as an employee or to which the Company or any ERISA Affiliate has any obligation or liability and which is (i) an "Employee Benefit Plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (ii) a stock option plan or any other plan of deferred compensation; or (iii) any other material employee benefit plan, program, or arrangement of any kind. For purposes of this Section 3.9, the term "ERISA Affiliate" means any entity that, together with the Company, is treated as a single employer under Section 414 of the Code.

         (b) All Benefit Plans are valid and binding and in full force and effect and there are no material defaults thereunder. Except as set forth in
Section 3.9(b) of the Disclosure Letter, each Benefit Plan complies currently, and has complied in the past, in all material respects in form and operation, with the terms of such Benefit Plan and with all applicable provisions of ERISA, the Code, and other applicable law. Except as set forth in Section 3.9(b) of the Disclosure Letter, the Company does not sponsor any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") which is intended to be qualified under Section 401(a) of the Code. Each Pension Plan that is intended to be qualified under Section 401(a) of the Code, or the prototype for such Pension Plan, has been the subject of a determination letter from the Internal Revenue Service to the effect that such Pension Plan, or such prototype, is so qualified and, to the knowledge of the Company, nothing has occurred since the date of such determination letter that is likely to adversely affect the qualification of such Pension Plan or such prototype. All such Pension Plans have been or will be amended for the requirements of the tax legislation commonly known as "GUST" and will be submitted to the Internal Revenue Service for a favorable determination letter within the remedial amendment period prescribed by GUST. There is no pending or, to the knowledge of the Company, threatened litigation relating to the Benefit Plans. To the knowledge of the Company, neither the Company nor any ERISA Affiliate has engaged in, or failed to engage in, a transaction with respect to any Benefit Plan that could subject the Company or any of its Subsidiaries to a tax or penalty imposed under either the Code or ERISA.

         (c) No Benefit Plan subject to Title IV of ERISA (including any "multiemployer plan" as defined in Section 3(37) of ERISA) has been sponsored or contributed to by the Company or any ERISA Affiliate since the Company's inception or, with respect to each of the Company's Subsidiaries, since the date of the Company's acquisition of each such Subsidiary. To the knowledge of the Company, none of the Company or any ERISA Affiliate has any liability or potential liability under Title IV of ERISA.

         (d) All contributions required to be made, and claims and premiums to be paid, under the terms of any Benefit Plan have been timely made or paid or reserves therefor on the balance sheet of the Company have been established, which reserves are adequate in all respects.

         (e) Except as set forth in Section 3.9(e) of the Disclosure Letter, none of the Company or any of its Subsidiaries has any obligation to provide or other liability in connection with any life, health, or other welfare or welfare-type benefits for current or future retired or terminated directors, officers or employees (or any spouse or other dependent thereof) of the Company or any of its Subsidiaries, except for health continuation coverage required by
Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA ("COBRA") or as otherwise required by applicable law in respect of the termination of employment of employees in Canada. The Company and its ERISA Affiliates have complied in all material respects with the requirements of COBRA.

         (f) Each Benefit Plan governed by the laws of any jurisdiction outside of the United States (each, a "Foreign Plan") has been maintained, funded and administered in material compliance with applicable laws and the requirements of such Foreign Plan's governing documents, and no Foreign Plan which is a funded plan has any unfunded or underfunded liabilities.

         3.10 Taxes. (a) For the purposes of this Section 3.10, the term "tax"
              -----
shall include all taxes, charges, withholdings, fees, levies, penalties, additions, interest or other assessments imposed by any United States federal, state or local authority or any other taxing authority on the Company or any of its respective Tax Affiliates (as defined below) as to their respective income, profit, franchise, gross receipts, payroll, sales, employment, worker's compensation, use, property, withholding, excise, occupancy, environmental and other taxes, duties or assessments of any nature whatsoever.

         (b) Except as set forth in Section 3.10 of the Disclosure Letter, since January 1, 1998, the Company has filed or caused to be filed timely (taking into account all available extensions) all material federal, state, local and foreign tax returns required to be filed by each of it and any member of its consolidated, combined, unitary or similar group (each such member, a "Tax Affiliate"). Such returns, reports and other information are accurate and complete in all material respects. The Company has paid or caused to be paid or has made adequate provision or set up an adequate accrual or reserve for the payment of, all taxes shown to be due in respect of the periods for which returns are due, and has established (or will establish at least quarterly) an adequate accrual or reserve for the payment of all taxes payable in respect of the period subsequent to the last of said periods required to be so accrued or reserved. Neither the Company nor any of its Tax Affiliates has any material liability for taxes in excess of the amount so paid or accruals or reserves so established. Except as set forth in Section 3.10 of the Disclosure Letter, neither the Company nor any of its Tax Affiliates is delinquent in the payment of any tax in excess of the amount reserved or provided therefor, and, subject to completion of pending or scheduled audits, no deficiencies for any tax in excess of the amount reserved or provided therefor have, to the knowledge of the senior management of the Company, been threatened, claimed, proposed or assessed. Except as set forth in Section 3.10 of the Disclosure

Letter, no waiver or extension of time to assess any taxes has been given or requested and remains in effect on the date hereof.

         (c) The Company has delivered or made available to Parent complete and correct copies of all income and franchise tax returns filed by, and all tax examination reports and statements of deficiencies assessed against or agreed to by, the Company and its Subsidiaries since January 1, 1997.

         (d) Except as set forth in Section 3.10 of the Disclosure Letter, none of the Company and its Subsidiaries has made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could require it to make any payments that are not deductible under Section 280G of the Code. The Company and its Subsidiaries have withheld and paid over all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, former employee, independent contractor, shareholder, creditor, affiliate, customer, supplier or other third party. There are no accounting method changes, or proposed or threatened accounting method changes, of the Company or any Subsidiary that could give rise to an adjustment under
Section 481 of the Code for periods after the Closing Date.

         (e) Except as set forth in Section 3.10 of the Disclosure Letter, none of the Company and its Subsidiaries (i) is a party to any joint venture, partnership or other arrangement that is treated as a partnership under United States federal income tax law or the tax law of any jurisdiction in which the Company or such Subsidiary is subject to tax; or (ii) has any liability for taxes of any person other than itself (other than the consolidated group of which the Company is the common parent) (A) under Section 1.1502-6 of the Treasury Regulations promulgated under the Code (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract or (D) otherwise.

         (f) During the time that the Company has owned its foreign Subsidiaries, none of the Company's foreign Subsidiaries (i) was engaged in the conduct of a trade or business within the United States, within the meaning of
Section 864(b) or Section 882(a) of the Code, or treated as or considered to be so engaged under Section 882(d) or Section 897 of the Code or otherwise; (ii) participated in or cooperated with an international boycott within the meaning of Section 999 of the Code; or (iii) maintained an office or other fixed place of business in the United States within the meaning of Section 1.864-7 of the Treasury Regulations promulgated under the Code.

         3.11 Information Supplied. Any proxy statement and any other documents
              --------------------
to be filed with the SEC or any governmental authority in connection with the Transactions mailed by the Company to the holders of Shares after the date hereof and all amendments and supplements thereto will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and will not, at the time of (a) the first mailing thereof or (b) the meeting called pursuant to Section 5.2 contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by the Parent or Merger Sub expressly for inclusion in such proxy statement.

         3.12     Licenses and Permits; Governmental Notices.
                  ------------------------------------------

         (a) The Company and its Subsidiaries have obtained all material licenses and permits necessary to conduct their respective businesses and to own and operate their respective assets and such licenses and permits are valid and in full force and effect. No defaults or violations exist or have been recorded since January 1, 2001, and no notice of cancellation or termination has been delivered since January 1, 2001, in respect of any material license or permit of the Company and its Subsidiaries. No proceeding is pending or, to the knowledge of the Company, threatened, that is reasonably likely to result in the revocation, limitation or non-renewal of any material license or permit. Each of the Company and each of its Subsidiaries has filed when due all documents required to be filed with any governmental authority in connection with such permits and licenses (other than such failures to make timely filings as have not materially adversely affected continuing effect of such permits and licenses), and at the time of the filing thereof, all such filings were accurate and complete in all material respects.

         (b) Since December 31, 2000, except as set forth in Section
3.12 of the Disclosure Letter, the Company has not received any written notice regarding, and has not been made a party to, any proceeding which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect brought by any governmental authority alleging that (a) the Company or any of its Subsidiaries is, or may be, in violation of any law, governmental regulation or order, (b) the Company or any of its Subsidiaries must change any of its business practices to remain in compliance with any law, governmental regulation or order, (c) the Company or any of its Subsidiaries has failed to obtain any license or permit required for the conduct of its business, or (d) the Company or any of its Subsidiaries is in default under or violation of any license or permit.

         3.13 Compliance with Laws. Except as set forth in Section 3.13 of the
              --------------------
Disclosure Letter, the Company and its Subsidiaries have complied in a timely manner and in all material respects with all laws and governmental regulations and orders relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to, the labor, equal employment opportunity, occupational safety and health, environmental waste disposal and antitrust laws.

         3.14 Insurance. As of the date hereof, the Company and each of its
              ---------
Subsidiaries are covered under insurance policies and programs (as set forth in Section 3.14 of the Disclosure Letter) which provide coverage to the Company and its Subsidiaries by insurers, reasonably believed by the Company to be of recognized financial responsibility and solvency, against such losses and risks and in such amounts as are customarily carried by reasonably prudent persons conducting businesses or owning or leasing assets similar to those conducted, owned or leased by the Company and its Subsidiaries. All material policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors of which the Company has copies have previously been made available for inspection by the Parent and are in full force and effect. The Company and its

Subsidiaries are not in breach or default (including with respect to the payment of premiums or the giving of notices) of any such insurance policies. Except as otherwise set forth in Section 3.14 of the Disclosure Letter, as of the date hereof, there are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause other than a customary reservation of rights clause. All necessary notifications of material claims have been made to insurance carriers other than those where the failure to so notify is not reasonably expected to have a Material Adverse Effect.

         3.15 Contracts. (a) Section 3.15 of the Disclosure Letter is a list of
              ---------
all contracts, agreements, commitments and other documents to which the Company or any Subsidiary is a party as of the date hereof or by which the Company, any Subsidiary, or any of their assets is in any way affected or bound as of the date hereof, and that relate to (i) leases with respect to any personal property of the Company or its Subsidiaries which provide for the receipt or expenditure by the Company or its Subsidiaries, after the date of this Merger Agreement, of more than $250,000; (ii) sales contracts which provided for the receipt or expenditure by the Company or its Subsidiaries of more than $750,000 during calendar year 2001; (iii) contracts or commitments for future capital expenditures or acquisitions in excess of $100,000 for one project or set of related projects (other than capital expenditures described in the capital budget referred to in Section 3.15 of the Disclosure Letter, a copy of which budget has been furnished to Parent); (iv) guarantees of third party obligations in excess of $100,000 (other than guarantees included in the Leases and guarantees of the performance of contractual obligations of the Company's Subsidiaries); (v) agreements (including non-competition agreements) which restrict the kinds of businesses in which the Company or its Subsidiaries may engage or the geographical area in which any of them may conduct their business;
(vi) indentures, mortgages, loan agreements or other agreements relating to the borrowing of money by the Company, the granting of Liens by the Company or lines of credit by the Company, in each case, involving an amount in excess of $100,000; (vii) brokerage or finders agreements (other than those relating to the Leases); (viii) employment agreements (excluding employment arrangements with at will employees), consulting agreements, severance agreements or management agreements involving an annual salary, an annual fee or a severance payment in an amount in excess of $125,000; or (ix) licenses of intellectual property granted by or to the Company or its Subsidiaries (except for licenses granted by the Company or its Subsidiaries in the ordinary course of its business and shrinkwrap or clickwrap agreements or agreements relating to "off-the-shelf" software that is generally available to the public) (all items required to be disclosed in Section 3.15 of the Disclosure Letter being hereinafter referred to as "Material Contracts"). To the knowledge of the Company, all Material Contracts are legally valid and binding and in full force and effect, and each of the Company and its Subsidiaries have duly performed its obligations thereunder in all material respects. There are no material breaches or defaults by the Company or any Subsidiary under such Material Contracts and to the Company's knowledge, no material breach or default by any party thereto has occurred. The Company has previously made available for inspection by the Parent a true and correct copy of all written Material Contracts.

         (b) The Company has previously provided the Parent with true and correct copies of, and Section 3.15(b) of the Disclosure Letter identifies, any agreement with any officer, director or other key employee of the Company or any Subsidiary (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the nature of any of the transactions contemplated by this Merger Agreement, (B) providing any compensation guarantee of more than $100,000 per year or (C) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee.

         3.16 Title to Properties. Except as set forth in the Disclosure Letter,
              -------------------
the Company and its Subsidiaries have good title to, or a valid leasehold interest in, all real, personal and intangible property and assets reflected in the consolidated balance sheet of the Company dated March 31, 2002 previously delivered to Parent (except as disposed of since such date in the ordinary course of business) or owned or used by them, free and clear of all mortgages, security interests, liens, pledges, charges, encumbrances, restrictions and other burdens ("Liens") other than (a) Liens under the Equipment Facility and Revolving Credit Agreement between the Company and Fleet National Bank (formerly Summit Bank), dated as of August 13, 1997, as amended (the "Credit Agreement"),
(b) purchase money Liens, (c) such other Liens which in the aggregate do not and will not materially impair the value of such assets or properties and (d) the interests of landlords and lessors in property and assets leased by the Company and its Subsidiaries.

         3.17 Labor Matters. There are no collective bargaining or other labor
              -------------
union agreements to which the Company or any of its Subsidiaries is or, since January 1, 2001, has been a party or by which any of them is or, since January 1, 2001, was bound and no collective bargaining agreement is being negotiated by the Company. To the knowledge of the Company, since January 1, 2001, neither the Company nor any of its Subsidiaries has encountered any labor union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts. To the knowledge of the Company, as of the date hereof, no key employee or group of employees of the Company or any Subsidiary has any plans to terminate employment with the Company or its Subsidiaries. Section 3.15 of the Disclosure Letter sets forth all agreements, arrangements or policies pursuant to which employees of the Company or its Subsidiaries would be entitled to severance or termination payments in excess of $125,000 in the event that such employees are terminated by the Company or its Subsidiaries, except such payment obligations as arise under Canadian law with respect to the termination of the employment of employees. Except as set forth on Section 3.17 of the Disclosure Letter, there are no actions, suits, claims, labor disputes, grievances or arbitration proceeding pending, or, to the knowledge of the Company, threatened against the Company or any Subsidiary relating to any labor, safety or discrimination matters involving any employee of the Company or any Subsidiary, including charges of unfair labor practices or discrimination complaints, that would reasonably be expected to, individually or in the aggregate, result in a material liability to the Company. Since January 1, 1998, neither the Company nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act that would reasonably be expected to, individually or in the aggregate, result in a material liability to the Company.

         3.18 Environmental Matters.  Except as set forth in Section 3.18
              ---------------------
of the Disclosure Letter, the Company and its Subsidiaries have complied in all material respects with all federal, state or local statutes, ordinances, orders, judgments, rulings or regulations relating to protection of the environment or natural resources or to environmental regulation or control (collectively, "Environmental Laws"). Neither the Company nor any Subsidiary is, to the Company's knowledge, the subject of any federal, state, local or foreign investigation, and neither the Company nor any of its Subsidiaries has received any written notice or claim, or entered into any negotiations or agreements with any person, relating to any material liability or material remedial action under any applicable Environmental Laws. Neither the Company nor any of its Subsidiaries, nor any of their respective officers, employees, representatives or agents, nor, to the knowledge of the Company, any other person, has utilized, treated, stored, processed, released, manufactured, discharged, spilled or otherwise disposed of any odor, pollutant, contaminant or other substance defined as hazardous or toxic by any Environmental Law, or any waste or by-product thereof, at any real property or any other facility owned or leased by the Company or any of its Subsidiaries, in violation of any applicable statutes, regulations, ordinances or directives of any governmental authority or court, which violations may reasonably be expected to have a Material Adverse Effect.

         3.19 Rights Agreement. Neither the execution and delivery of this
              ----------------
Merger Agreement nor the consummation of the Transactions will trigger the exercisability of any right under the Rights Agreement or otherwise affect any rights or obligations under the Rights Agreement. Pursuant to the terms of the Rights Agreement, the Rights Agreement will expire immediately prior to the Effective Time and, thereafter, no Person shall have any rights, liabilities or obligations under the Rights Agreement.

         3.20 Intellectual Property. The Company and its Subsidiaries own and
              ---------------------
possess all right, title and interest to or possess valid and enforceable licenses as set forth on Section 3.15 of the Disclosure Letter to use all Intellectual Property (as defined in this Section 3.20) used by such entity in, and material to, its business as currently conducted or necessary to conduct its business ("Company IP"), free and clear of all Liens, and have taken all commercially reasonable measures consistent with industry standards to maintain and protect the Company IP, including appropriately accruing or paying all valid and undisputed maintenance fees, renewals or expenses related to the Company IP.
Section 3.20 of the Disclosure Letter contains an accurate and complete list of all of the following included in the Company IP: (i) patents, registrations and applications; (ii) material unregistered trademarks, service marks, logos and slogans, and trade names and corporate names; (iii) material unregistered copyrights; (iv) computer software (other than shrinkwrap or clickwrap agreements or agreements relating to "off-the-shelf" software that is generally available to the public); and (v) Internet domain names. Except as set forth in
Section 3.20 of the Disclosure Letter, to the knowledge of the Company, (i) neither the use of the Company IP nor the conduct of the businesses of the Company and its Subsidiaries in accordance with each such entity's past practice, misappropriates, infringes upon or conflicts with any Intellectual Property of any third party, and (ii) no claim has been made by any third party or is currently outstanding contesting the validity, enforceability, use or ownership of the Company IP. No loss or expiration of the Company IP is, to the Company's knowledge, threatened or pending (except for computer software and patents expiring at the end of their statutory terms and not due to any failure of the Company to pay maintenance or license fees). To the Company's knowledge, neither the Company nor any Subsidiary has, since January 1, 2000, received any notices of the foregoing from any third party, including any demand letters or offers to license Intellectual Property. To the knowledge of the Company, no third party has misappropriated, infringed upon or conflicted with any Company IP. No order, decree, judgment, temporary restraining order or preliminary or permanent injunction has been rendered by any governmental entity against the Company or any Subsidiary relating to the Company IP. For purposes of this Agreement, the term "Intellectual Property" means all intellectual property rights in any jurisdiction in the United States or Canada, including all (i)(a) patents, inventions, discoveries, processes, technology, know-how and related improvements; (b) copyrights and works of authorship in any media, including computer programs, databases, data and related items, and Internet site content;
(c) trademarks, service marks, trade names, brand names, corporate names, Internet domain names and URLs, logos and trade dress; (d) trade secrets and proprietary or confidential and data information; and (e) computer software (including source codes and object codes, but excluding software subject to shrinkwrap or clickwrap agreements or agreements relating to "off-the-shelf" software that is generally available to the public), (ii) registrations, applications, recordings, and licenses or other agreements related thereto;
(iii) rights to obtain renewals, extensions, continuations, continuations-in-part, reissues, divisions or other legal protections; and (iv) all copies and tangible embodiments of the foregoing.

         3.21 Brokers. No broker, finder or investment banker is entitled to any
              -------
brokerage, finder's or other fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of the Company, other than arrangements with CIBC World Markets Corp. A true and complete copy of the engagement letter between the Company and CIBC World Markets Corp. has previously been delivered to the Parent and there have been no amendments or revisions to such engagement letter.

         3.22 Real Property.
              -------------

         (a)  Neither the Company nor any Subsidiary owns any real property.

         (b) Section 3.22 of the Disclosure Letter sets forth a list of all leases, subleases and other occupancy agreements to which the Company or any of its Subsidiaries is bound, including all amendments, extensions and other modifications thereto (the "Leases") (including the date and name of the parties to such Lease document, and the commencement date, expiration date and fixed annual rent payable under each such Lease), for real property (the "Leased Real Property"). The Company has delivered to Parent a true and complete copy of each such Lease, and in the case of any oral Lease, a written summary of the material terms of such Lease. Except as set forth in Section 3.22 of the Disclosure Letter, with respect to each of the Leases: (a) such Lease is legal, valid, binding, enforceable and in full force and effect; (b) no consent, waiver, approval or authorization is required from the landlord under any Lease as a result of the execution of this Merger Agreement or the consummation of the transactions contemplated hereby; (c) since January 1, 2001 or the commencement date of such Lease, whichever is more recent, the Company's or Subsidiaries' possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed in any material respect; (d) neither the Company or any of its Subsidiaries (nor, to the Company's knowledge, any other party) is in material breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a material breach or default, or permit the termination, modification or acceleration of a material amount of rent under such Lease; (e) no security deposit or portion thereof deposited with respect to such Lease by the Company or any of its Subsidiaries has been applied in respect of a breach or default under such Lease which has not been restored in full; (f) the other party to such Lease is not an affiliate of, or otherwise has any economic interest in, the Company or any Subsidiary of the Company; (g) the Company and its Subsidiaries have not subleased, licensed or otherwise granted any person or entity unaffiliated with the Company or its Subsidiaries the right to use or occupy such Leased Real Property or any portion thereof, and
(h) the Company and its Subsidiaries have not collaterally assigned or granted any other security interest in such Lease or any interest therein.

         3.23 Shareholder Vote Required. The affirmative vote of the holders of
              -------------------------
a majority of the Shares present (by proxy or otherwise) and voted at the Meeting, assuming a quorum is present (by proxy or otherwise) at the Meeting, is the only vote of the holders of any class or series of securities of the Company necessary to approve and adopt the Merger, this Merger Agreement and the Transactions.

         3.24 Opinion of Financial Advisor. The Board has received the opinion,
              ----------------------------
dated as of the date of this Agreement, of CIBC World Markets Corp., the Company's financial advisor (the "Financial Advisor"), to the effect that the Merger Consideration is fair, from a financial point of view, to the holders of the Shares (other than the Management Participants and their respective affiliates) (the "Opinion"), a complete and correct written copy of which will be delivered to Parent for informational purposes after receipt thereof by the Company. The Company has received the approval of the Financial Advisor to permit the inclusion of a copy of its written Opinion in its entirety in the Proxy Statement, subject to the Financial Advisor's review of the Proxy Statement and right to approve any reference to the Financial Advisor or the Opinion in the Proxy Statement.

         3.25 Change of Control Provisions. Except with respect to the
              ----------------------------
acceleration of vesting of Stock Options under the Stock Option Plan, the benefits payable pursuant to the change in control agreements described in
Section 3.25 of the Disclosure Letter and the other benefits described in
Section 3.25 of the Disclosure Letter, none of the Company's (or any Subsidiary's) employee benefit plans, programs, agreements or arrangements contain any provision that would become operative as the result of a change of control of the Company or that will become operative as a result of the consummation of the Merger or the Transactions.

         3.26 Condition of Assets. All machinery, equipment and other tangible
              -------------------
assets currently being used by the Company or its Subsidiaries which are owned or leased by the Company or its Subsidiaries are in good operating condition, maintenance and repair, ordinary wear and tear excepted, are usable in the ordinary course of business and are reasonably adequate and suitable for the uses to which they are being put, except where any other condition of any machinery, equipment or other tangible asset would not have a Material Adverse Effect.

         3.27 Notes and Accounts Receivable. Subject to the reserve for bad
              -----------------------------
debts included in the consolidated balance sheet of the Company dated March 31, 2002, as adjusted for the passage of time through the Closing Date in accordance with the past practice of the Company and its Subsidiaries, (a) all notes and accounts receivable of the Company and its Subsidiaries are reflected properly on its books and records and (b) to the Company's knowledge, as of the date hereof, such notes and accounts receivable are not subject to material setoffs, counterclaims or risks of non-collectibility.

         3.28 Inventory. Subject to the reserve for inventory write-downs
              ---------
included in the consolidated balance sheet of the Company dated March 31, 2002, as adjusted for the passage of time through the date hereof in accordance with the past practice of the Company and its Subsidiaries, to the Company's knowledge, as of the date hereof, the inventory of the Company (consisting of raw materials and supplies, goods in progress and finished goods) is, in all material respects, fit for the purposes for which it was procured.

         3.29 Customers and Suppliers. To the knowledge of the Company and
              -----------------------
except as otherwise provided on Section 3.29 of the Disclosure Letter, no Material Customer has, during the period from January 1, 2001 though the date hereof, notified the Company or any of its Subsidiaries that it does not intend to employ the services of, or purchase the products offered by, the Company or its Subsidiaries in the future. To the knowledge of the Company and except as otherwise provided on Section 3.29 of the Disclosure Letter, no material supplier of the Company or its Subsidiaries has, during the period from January 1, 2002 though the date hereof, notified the Company or its Subsidiaries that it would not supply materials, products or services to the Company or any of its Subsidiaries, other than notifications which did not materially adversely affect the Company and its Subsidiaries taken as a whole. For purposes of this Section 3.29, the term "Material Customer" shall mean a customer of the Company and/or its Subsidiaries which was responsible for more than $250,000 of the Company's consolidated revenues during either calendar year 2000 or calendar year 2001.

         3.30 Transactions with Affiliates. Except for (i) agreements or
              ----------------------------
arrangements relating to employment (which, to the extent disclosure is required pursuant to this Merger Agreement, are disclosed in the Disclosure Letter), (ii) agreements or arrangements relating to indemnification provided for in the certificate of incorporation or by-laws of the Company or its Subsidiaries or under applicable law or (iii) matters set forth on Section 3.30 of the Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any agreement or arrangement with any of its directors, officers or key employees, and no director, officer or key employee of the Company or any of its Subsidiaries owns any material asset, property, or intangible right that is used in the Company's or any of its Subsidiaries' businesses.

         3.31 Disclosure. To the Company's knowledge, the factual information
              ----------
(taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Company in writing to the Parent or their Representatives for purposes of or in connection with this Merger Agreement or the Transactions has been true and accurate in all material respects on the date as of which such information is dated and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

         3.32 No Other Representations or Warranties.  Except for the
              --------------------------------------
representations and warranties contained in this Agreement, the Company does not make any express or implied representation or warranty on behalf of the Company or any of its affiliates.

         4.  CONDUCT OF BUSINESS PENDING THE MERGER

         4.1 Conduct of Business by the Company Pending the Merger. The Company
             -----------------------------------------------------
covenants and agrees that, prior to the Effective Time, unless the Parent shall otherwise agree in writing or as otherwise expressly contemplated by this Merger Agreement or disclosed in Section 4.1 of the Disclosure Letter:

         (a) the businesses of the Company and its Subsidiaries shall be conducted only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business and consistent with past practice;

         (b) except as contemplated herein with respect to the Dividend Access Shares and the one share of Series B Preferred Stock outstanding, the Company shall not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of its Subsidiaries; (ii) amend its Certificate of Incorporation or By-Laws; or (iii) split, combine, subdivide or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise, or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of its Subsidiaries;

         (c) except as contemplated herein with respect to the Dividend Access Shares, the Company shall not, and shall cause each of its Subsidiaries not to
(i) authorize for issuance, issue, pledge, encumber or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, convertible securities, commitments, subscriptions, rights to purchase or otherwise), except for unissued Shares reserved for issuance upon the exercise of Stock Options issued and outstanding prior to the date hereof and listed on
Section 3.4 of the Disclosure Letter in accordance with their existing terms, as such Stock Options may be accelerated pursuant to their existing terms; (ii) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets other than in the ordinary course of business and consistent with past practices; (iii) incur, assume or prepay any indebtedness, Lien or any other liabilities (actual or contingent) other than in the ordinary course of business and consistent with past practices, provided that the Company may borrow money for general working capital purposes in the ordinary course of business consistent with past practice under the Credit Agreement; (iv) assume, endorse (other than in the ordinary course of business consistent with past practices), guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person (other than a Subsidiary); (v) make any loans, advances or capital contributions to, or investments in, any other person, other than to its Subsidiaries, or otherwise enter into any Material Contract other than in the ordinary course of business and consistent with past practices (it being understood and agreed that the Company may renew its directors' and officers' liability insurance policy when required; provided, however, the Company shall consult with the Parent prior to renewing such insurance policy (such renewed policy, the "Renewed Policy") to explore possibilities of reducing any losses or expenses (including additional premiums) that may be incurred by the Company as a result of the early termination of the Renewed Policy subsequent to the consummation of the Merger); (vi) make any loans to employees, other than advances in the ordinary course of business; (vii) fail to maintain adequate insurance consistent with past practices for their businesses and properties;

(viii) make capital expenditures in excess of $2,000,000 in any calendar month or $6,000,000 in the aggregate after the date hereof; (ix) commence any voluntary petition, proceeding or action under any bankruptcy, insolvency or other similar law; (x) take any action that, if taken after December 31, 2001 but prior to the date hereof, would be required to be disclosed in Section 3.7 of the Disclosure Letter (other than events outside the Company's control that would require disclosure in response to Section 3.7(a) or that are permitted pursuant to any other provision of this Section 4.1(c)); (xi) make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended tax return, settle any tax claim or assessment relating to the Company or its Subsidiaries (other than in connection with the pending tax audits listed on Section 3.10 of the Disclosure Letter, provided that the aggregate amount of any such settlements does not exceed $100,000), surrender any right to claim a refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to the Company or its Subsidiaries, fail to timely file any tax return, take a position on a tax return not in keeping with prior practice or take any other similar action, or omit to take any action relating to the filing of any tax return or the payment of any tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission could have the effect of increasing the present or future tax liability or decreasing any present or future tax asset of the Company or its Subsidiaries; (xii) adopt a plan of complete or partial liquidation or engage in a consolidation, merger, restructuring or recapitalization other than in connection with the Transactions or as permitted by Section 5.4; or (xiii) authorize or enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

         (d) the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to (i) preserve intact the business organization of the Company and its Subsidiaries, (ii) keep available the services of its and their present officers, employees and consultants, (iii) preserve the goodwill and the current relationships of the Company and its Subsidiaries with customers, distributors, suppliers, licensees, licensors, contractors and other persons with which the Company or its Subsidiaries has significant business relations,
(iv) maintain all assets in good repair and condition (except for ordinary wear and tear) other than those disposed of in the ordinary course of business, (v) maintain all insurance necessary to the conduct of the Company's business as currently conducted, (vi) maintain its books of account and records in the usual, regular and ordinary manner and (vii) maintain and protect all of the material Company IP in a manner consistent with past practice;

         (e) the Company shall not and shall cause its Subsidiaries not to (i) enter into any new agreements (other than in its ordinary course of business consistent with past practice) or amend or modify any existing agreements (other than in its ordinary course of business consistent with past practice) with any of their respective officers, directors or employees or with any "disqualified individuals" (as defined in Section 280G(c) of the Code), (ii) grant any increases in the compensation of their respective directors, officers and employees or any "disqualified individuals" other than deferred increases not in excess of 5% of the applicable individual's compensation, increases (to Persons who do not received such deferred increases) in the ordinary course of business and consistent with past practice to persons who are not directors or corporate officers of or "disqualified individuals" with respect to the Company or any of its Subsidiaries and increases made pursuant to employment agreements existing on the date hereof which are either disclosed in Section 3.15 of the Disclosure Letter or not required to be disclosed therein, (iii) enter into, adopt, amend or terminate, or grant any new benefit not presently provided for under, any employee benefit plan or arrangement, except as required by law; provided, however, it is understood that the Company is permitted to pay bonuses to the extent described in Section 3.15 of the Disclosure Letter; or (iv) except as contemplated by any agreement referenced as a severance agreement in Section 3.15 of the Disclosure Letter or not required to be disclosed in Section 3.15 of the Disclosure Letter, take any action with respect to the grant of any severance or termination pay;

         (f) the Company shall not, and shall not permit any Subsidiary to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than in the ordinary course of business consistent with past practice); and

         (g) the Company shall use reasonable best efforts to take all actions reasonably necessary so that the conditions to the Parent's or Merger Sub's obligations to consummate the Merger and the Transactions are satisfied on a timely basis, except as contemplated by this Merger Agreement.

         5.  ADDITIONAL AGREEMENTS

         5.1 Proxy Statement. As promptly as practicable after the date hereof,
             ---------------
the Company shall prepare and (subject to the Parent's approval (which shall not be unreasonably withheld), review and comment thereon) file with the SEC under the Exchange Act, and shall use its reasonable best efforts to have cleared by the SEC, a proxy statement (including, without limitation, a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") if required under the Exchange Act) (the "Proxy Statement"), with respect to the meeting of the Company's shareholders referred to in Section 5.2. The Company shall use its reasonable best efforts to (i) file a preliminary copy of the Proxy Statement with the SEC within 45 days of the date hereof, (ii) respond to any comments of the SEC (after providing Merger Sub with a reasonable opportunity to review and comment thereon) and (iii) cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after responding to all such comments to the satisfaction of the SEC's staff. The Company shall notify Merger Sub promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply Merger Sub with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement or the Transactions. The Company will cause the Proxy Statement to comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder applicable to the Proxy Statement and the solicitation of proxies for the Meeting (including any requirement to amend or supplement the Proxy Statement) and each party shall furnish to the other such information relating to it and its affiliates and the Transactions and such further and supplemental information as may be reasonably requested by the other party. If at any time prior to the Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its shareholders such an amendment or supplement; provided, that no such amendment or supplement to the Proxy Statement will be made by the Company without providing the Merger Sub the reasonable opportunity to review and comment thereon and without the approval of Merger Sub, which approval shall not be unreasonably withheld. The Company and its counsel shall request that the SEC and its staff permit Merger Sub and its counsel to participate in all face-to-face meetings with the SEC and its staff relating to the Proxy Statement, this Agreement or the Transactions. The Proxy Statement shall contain the recommendation of the Board in favor of the Merger and for approval and adoption of this Merger Agreement. Subject to the Financial Advisor's review of the Proxy Statement and right to approve any reference to the Financial Advisor or its Opinion in the Proxy Statement, the Company shall include a copy of the written Opinion in the Proxy Statement.

         5.2      Meeting of the Shareholders of the Company.
                  ------------------------------------------

         (a) As promptly as practicable after the date hereof, the Company shall take all action necessary in accordance with New Jersey Law and its Certificate of Incorporation and By-Laws to convene a meeting of its shareholders (the "Meeting") promptly to consider and vote upon the approval of the Merger, the Transactions and the adoption of this Merger Agreement unless the Board shall have properly exercised its rights set forth in Section 5.4(b). The Board will recommend that the shareholders of the Company vote to adopt and approve the Merger and the Transactions and adopt this Merger Agreement and the Board shall not withdraw or modify such recommendation, and the Company shall use its best efforts to solicit from shareholders of the Company proxies in favor of such adoption and approval and shall take all other action necessary or advisable to secure the vote and consent of such shareholders required by New Jersey Law unless, in any such case, the Board shall have properly exercised its rights set forth in Section 5.4(b). At any such meeting, the Parent shall vote, or cause to be voted, all of the Shares then owned by the Parent or any subsidiary of the Parent in favor of the Merger.

         5.3      [Intentionally Omitted].

         5.4      No Solicitation.
                  ---------------

         (a) Except as set forth in this Section 5.4(a), the Company shall not and the Company shall cause its Subsidiaries not to, and will not permit any of its Representatives to, directly or indirectly, solicit, initiate, encourage or knowingly facilitate (including by way of furnishing or disclosing non-public information), or participate in discussions or negotiations with, or otherwise communicate with or provide any non-public information to any corporation, partnership, company, Person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) (other than the Parent, Merger Sub, or an affiliate, associate, representative or agent of the Parent or Merger Sub) concerning, any merger, consolidation, exchange offer, leveraged buyout, business combination, reorganization, recapitalization, sale of or tender offer for shares of capital stock, sale of assets, plan of liquidation or similar transaction involving the Company or its Subsidiaries (an "Acquisition Transaction") or enter into or consummate any agreement, arrangement or understanding requiring it to agree to approve or recommend an Acquisition Transaction or to abandon (or fail to consummate) the Merger or this Merger Agreement. Notwithstanding the foregoing, prior to the Meeting, the Company may, directly or indirectly, furnish information and access, in each case in response to an unsolicited, bona-fide written proposal for an Acquisition Transaction that did not otherwise result from a breach of this Section 5.4, and subject to compliance with Section 5.4(c), to any Person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder), pursuant to appropriate confidentiality agreements (on terms no less favorable to the Company than the terms contained in the Confidentiality Agreement dated May 30, 2001 between Cornerstone and the Company) (the "Competing Party Confidentiality Agreement"), and may participate in discussions and negotiate with such Person or "group" concerning any proposal or offer from any Person relating to any such Acquisition Transaction, if the Board determines (by requisite approval in accordance with the Company's by-laws) in its good faith judgment after consultation with the Company's counsel that (i) failing to take such action is reasonably likely to constitute a breach of the fiduciary duties of the Board under applicable law, (ii) such proposal is not subject to (A) any financing contingency more significant than the financing contingencies to which the Merger is subject upon execution of this Merger Agreement or (B) any other material contingency to which such Person has not demonstrated its ability to overcome, (iii) such proposal is reasonably likely to be consummated and (iv) such proposal is more favorable to the shareholders of the Company (other than the Management Participants) from a financial point of view than the Transactions (such proposal to be referred to as a "Competing Transaction"). In addition, in the event of such determination by the Board, the Company shall direct its officers and other appropriate personnel to cooperate with and be reasonably available to consult with any such Person or "group", subject to the execution of the Competing Party Confidentiality Agreement.

         (b) Neither the Company, its Subsidiaries, the Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Parent or Merger Sub, the approval, adoption or recommendation by the Board or any such committee of this Merger Agreement, the Merger or the other Transactions, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Transaction, (iii) enter into, approve or recommend, or propose to approve or recommend, or execute, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other agreement relating to any Acquisition Transaction or agree or propose to agree to do any of the foregoing, or (iv) submit any Acquisition Transaction at the Meeting or any other shareholders meeting for purposes of voting upon approval and adoption of the Acquisition Transaction; provided, however, that prior to the Meeting, the Company may, to the extent required by the fiduciary obligations of the Board, as determined in good faith by the Board (by requisite approval in accordance with the Company's by-laws) after consultation with the Company's counsel, and after compliance with the following sentence, terminate this Merger Agreement pursuant to Section 7.1(d) (provided that concurrently with such termination the Company enters into a definitive agreement containing the terms of the Competing Transaction). If the Company shall exercise its right to terminate this Merger Agreement pursuant to this
Section 5.4(b), the Company shall deliver to Cornerstone (i) a payment by check or wire transfer of same day funds in the amount of the Termination Fee as provided in Section 5.7(b) and (ii) written acknowledgment from the Company and from the other Person to the Competing Transaction that the Company and such other Person have irrevocably waived any right to contest such payment.

         (c) The Company promptly (and in any event within 12 hours of the relevant event) shall notify Merger Sub orally and in writing of any proposal or inquiry for a possible Acquisition Transaction or any inquiry with respect to or that could reasonably be expected to lead to any Acquisition Transaction (including any request for non-public information) and such notice shall include the identity of the person making any such Acquisition Transaction, inquiry or request, and, in each case, the material terms and conditions thereof, including any amendment or other modification to the terms and conditions. The Company shall keep Merger Sub fully apprised of the status of any proposal relating to an Acquisition Transaction on a current basis.

         (d) The Company shall not cancel, terminate, amend, modify or waive any of the terms of any confidentiality or standstill agreement executed with respect to the Company by any other party prior to the date of this Merger Agreement. Upon the execution of this Merger Agreement, the Company shall immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Transaction.

         (e) Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.4 by any Representative or affiliate of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 5.4 by the Company.

         5.5 Intentionally omitted.

         5.6 Additional Agreements; Consents; Filings. (a) Subject to the terms
             ----------------------------------------
and conditions herein provided, each of the parties hereto agrees to use all reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and all other Transactions, including (i) filing the Certificate of Merger referred to in Section 1.5, (ii) using reasonable best efforts to remove any legal impediment to the consummation or effectiveness of such transactions and (iii) obtaining all necessary waivers, consents, permits, licenses, authorizations and approvals and effecting all registrations, notices and filings that are (A) necessary, or in the reasonable opinion of the Company, the Parent or Merger Sub, desirable in connection with the authorization, execution and delivery of this Merger Agreement and the consummation of the Transactions or (B) required to prevent a Material Adverse Effect from occurring prior to the Effective Time or a Surviving Corporation Material Adverse Effect from occurring after the Effective Time, including, but not limited to, filings under the Exchange Act, any other applicable federal or state securities laws, New Jersey Law, the HSR Act and the Competition Act (Canada), if applicable, and submissions of information requested by governmental authorities, and, upon the instruction of the Parent, sending notices to Steven Bardwell, Timothy McKenzie, David Adler and Andrew Lewkowicz under their respective employment or letter agreements with the Company; provided, that Parent, Merger Sub and the Company shall cooperate with each
--------
other (i) in connection with the making of all such filings, including (to the extent permitted by law) providing copies of all such documents to the non-filing party and its advisors prior to filing and (ii) in using their respective reasonable best efforts to obtain expeditiously all regulatory approvals necessary, if any, to carry out the Transactions. In the event that the Parent, Merger Sub or the Company shall fail to obtain any third party consent described in the immediately preceding sentence, it shall use its commercially reasonable efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon the Parent, Merger Sub or the Company (and its Subsidiaries), and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

         (b) From the date of this Merger Agreement until the Effective Time, each party shall promptly notify the other party in writing of any pending or, to the knowledge of the first party, threatened action, claim, proceeding or investigation by any governmental authority or any other person (i) challenging or seeking damages in connection with the Merger or the conversion of Shares into cash pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Transactions or otherwise limit the right of the Surviving Corporation to own or operate all or any portion of the businesses or assets of the Company or its Subsidiaries, which in either case would have a Material Adverse Effect prior to the Effective Time, or a Surviving Corporation Material Adverse Effect after the Effective Time. The term "Surviving Corporation Material Adverse Effect" means, when used in connection with the Surviving Corporation, any change, effect, event, occurrence, condition or development that is materially adverse to the business, assets, liabilities, properties, results of operations or financial condition of the Surviving Corporation and its Subsidiaries, taken as a whole.

         (c) The Company, the Parent and Merger Sub shall (to the extent permitted by law) furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement) in connection with the Transactions.

         (d) If any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Merger Agreement or any of the other Transactions, the Company, the Parent and Merger Sub will use their reasonable best efforts to take all action necessary to assure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Merger Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other Transactions.

         5.7      Expenses.
                  --------

         (a) Except as provided in this Section 5.7, all fees and expenses incurred in connection with the Merger, this Merger Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided, however, that (i) the Company shall bear all expenses related to printing, filing and mailing the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement and (ii) Merger Sub and the Company shall bear equally one-half of the filing fee in connection with any filing under the HSR Act or the Competition Act (Canada) which is related to the Merger.

         (b) (i) In the event that this Merger Agreement is terminated by (x) the Company pursuant to Section 7.1(d) or (y) Parent or Merger Sub pursuant to
Section 7.1(e), on the date of such termination, the Company shall pay Cornerstone by wire transfer of immediately available funds to an account specified by Cornerstone a payment in an amount equal to the sum (such sum, the "Termination Fee") of (x) the Liquidated Amount and (y) the Reimbursable Costs.

             (ii) In the event that (A) this Merger Agreement is terminated by Merger Sub, Parent or the Company pursuant to Section 7.1(b)(iii) and (B) a proposed transaction (other than the Transactions) which would constitute either an Acquisition Transaction or an Alternative Transaction is publicly announced or publicly disclosed prior to the Meeting, then, on the date of such termination, the Company shall pay Cornerstone by wire transfer of immediately available funds to an account specified by Cornerstone a payment in an amount equal to the Reimbursable Costs. In the event that (C) this Merger Agreement is terminated by Merger Sub, Parent or the Company pursuant to Section 7.1(b)(iii),
(D) a proposed transaction (other than the Transactions) which would constitute either an Acquisition Transaction or an Alternative Transaction is publicly announced or publicly disclosed prior to the Meeting, and (E) within one year after such termination, the Company shall have entered into an agreement-in-principle or agreement for, or consummated, an Alternative Transaction, then on the date of the consummation of such Alternative Transaction, the Company shall also pay the Liquidated Amount to Cornerstone by wire transfer of immediately available funds to an account specified by Cornerstone.

             (iii) In the event that this Merger Agreement is terminated by Merger Sub or Parent pursuant to Sections 7.1(c)(i) or 7.1(c)(iii), then, on the date of such termination, the Company shall pay Cornerstone by wire transfer of immediately available funds to an account specified by Cornerstone a payment in an amount equal to the Reimbursable Costs.

             (iv) For purposes of this Merger Agreement, the term
"Alternative Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from the Company by any Person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 20% interest in the total outstanding voting securities of the Company or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning more than 20% of the total outstanding voting securities of the Company or any of its Subsidiaries; (B) any merger, consolidation, leveraged buyout, business combination, reorganization, recapitalization or similar transaction involving the Company or its Subsidiaries pursuant to which the shareholders of the Company or its Subsidiaries immediately preceding such transaction hold, directly or indirectly, less than 85% of the equity interests in the surviving or resulting entity of such transaction; (C) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 30% of the assets of the Company; or (D) any liquidation or dissolution of the Company.

             (v) For purposes of this Agreement, the term "Liquidated
Amount" shall mean $3,000,000 and the term "Reimbursable Costs" shall mean the lesser of (x) $700,000 and (y) the sum of (i) all costs, fees and expenses of counsel, accountants, financial advisors and other experts and advisors as well as fees and expenses incident to the negotiation, preparation and execution of this Merger Agreement and the attempted financing and consummation of the Transactions (including, without limitation, commitment fees and the legal fees and expenses of the providers of the Commitment Letters), the related documentation and the shareholders' meetings and consents and (ii) other out-of-pocket expenses incurred in connection with this Merger Agreement and the attempted financing and consummation of the Transactions, in each case, of Merger Sub, the Parent and Cornerstone. The Reimbursable Costs shall be estimated by Parent in good faith prior to the date of any payment of Reimbursable Costs hereunder, subject to an adjustment payment between the parties upon the parties' definitive determination of such Reimbursable Costs.

         (c) Notwithstanding any other provision herein to the contrary, it is understood and agreed that the remedies provided in Sections 5.7(b)(i) and 5.7(b)(ii) shall be the exclusive remedies of Merger Sub and Parent for any act or omission resulting in the termination of this Merger Agreement pursuant to Sections 7.1(b)(iii), 7.1(d) or 7.1(e). Notwithstanding any other provision herein to the contrary, it is understood and agreed that the remedies provided in Section 5.7(b)(iii) are not the exclusive remedies of, or liquidated damages for, Merger Sub or Parent for any act or omission resulting in the termination of this Merger Agreement pursuant to Sections 7.1(c)(i) or 7.1(c)(iii) and that Merger Sub and Parent reserve all rights to pursue any other remedies against the Company (at law or in equity) available to it if this Merger Agreement is terminated pursuant to Sections 7.1(c)(i) or 7.1(c)(iii).

         5.8      Indemnification, Exculpation and Insurance.
                  ------------------------------------------

         (a) The Parent and Merger Sub agree that, except as may be limited by applicable law, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time existing as of the date hereof in favor of the current or former directors or officers of the Company and its Subsidiaries (each, an "Indemnified Person") as provided in their respective certificates of incorporation and by-laws (or similar organizational documents) and as provided under applicable state law shall survive the Merger, shall be retained by such persons after the Merger, and shall continue in full force and effect after the Merger is consummated in accordance with their terms, and the obligation to provide such rights shall be assumed by the Surviving Corporation in the Merger at the Effective Time, without further action.

         (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.8.

         (c) For six years after the Effective Time, the Surviving Corporation shall maintain (and Parent shall cause the Surviving Corporation to maintain) in effect the Company's current directors' and officers' liability insurance covering each person currently covered by the Company's directors' and officers' liability insurance policy in their capacities as directors and officers for acts or omissions occurring prior to the Effective Time on terms with respect to such coverage and amounts no less favorable in any material respect to such directors and officers than those of such policy as in effect on the date of this Merger Agreement; provided that the Parent may substitute therefor policies of a reputable insurance company the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than the insurance coverage otherwise required under this Section 5.8(c). The Company and the Surviving Corporation shall use their respective best efforts to negotiate a one time premium for such coverage, provided that the Company and the Surviving Corporation shall not be obligated to spend more than $700,000 for such one time premium. If the Company's existing carrier or a reputable insurance company is willing to provide such coverage in exchange for a one time premium but such one time premium exceeds $700,000, the directors of the Company immediately prior to the Effective Time (other than the Management Participants)(the "Non-Management Directors") shall be permitted to elect as a group either (i) to allow the Company or the Surviving Corporation to obtain as much comparable insurance as possible for a one time premium equal to $700,000 or (ii) to seek coverage on a one-time premium basis from another carrier, in which event the Company (or, if the Company fails to do so, the Surviving Corporation) shall pay the cost of such alternate coverage up to an amount equal to $700,000. If neither the Company's carrier nor any reputable insurance company known to Parent is willing to provide such coverage in exchange for a one time premium, (i) the Surviving Corporation shall pay annual premiums for the coverage described in the first sentence of this Section 5.8(c), provided that the Surviving Corporation shall not be obligated to pay annual premiums for such coverage from any source other than the escrow account provided for in this Section 5.8(c), (ii) the Parent shall cause the Surviving Corporation to deposit $700,000 in an interest-bearing escrow account mutually satisfactory to Parent and a majority of the Non-Management Directors, such deposit to occur promptly after the Effective Time, and (iii) any taxes on the income earned in such account shall be paid from such account.

          (d) In the event that any action, suit, proceeding or investigation is commenced relating to matters for which indemnification is provided hereunder or to the Transactions, whether such commencement is before or after the Effective Time, the parties hereto agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto and Parent shall be entitled to participate in the defense of such action, suit, proceeding or investigation at its expense. Notwithstanding anything contained in this Section 5.8(d), neither the Merger Sub nor the Surviving Corporation shall have any obligation hereunder to any Indemnified Person if the indemnification of such Indemnified Person in the manner contemplated hereby is prohibited by applicable law.

         (e) The provisions of this Section 5.8 are intended to be for the benefit of, and will be enforceable by, each Indemnified Person, his or her heirs and his or her representatives.

         5.9 Notification of Certain Matters. The Company shall give prompt
             -------------------------------
notice to the Parent, and the Parent shall give prompt notice to the Company, of
(i) the occurrence, or failure to occur, of any event, which occurrence or failure would be likely to cause any representation or warranty contained in this Merger Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, (ii) any failure of the Company (or its

Subsidiaries) or the Parent, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) the receipt of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions or (iv) the receipt of any notice or other communication from any governmental authority in connection with the Transactions; provided, however, that no such notification will alter, otherwise affect, or cure any breach of any such representations, warranties, covenants, conditions or agreement.

         5.10     Confidentiality; Access to Information.
                  --------------------------------------

           (a) Parent, Merger Sub and the Company shall each, and shall each use its reasonable best efforts to cause its Representatives to, keep confidential and not disclose to any other person (other than such Representatives) or use for its own benefit or the benefit of any other person confidential proprietary information in its or their possession regarding the Company on the one hand, or Parent, Merger Sub or Cornerstone on the other. The obligations of the parties hereto under this Section 5.10(a) shall not apply to information which (i) is or becomes generally available to the public without breach of this Section 5.10(a); or (ii) is required to be disclosed by law or a governmental authority; provided, however, that, in any such case involving a legally required disclosure, the Person subject to such requirement shall notify the other party as promptly as reasonably practicable prior to disclosure to allow the other party to take appropriate measures to preserve the confidentiality of such information. The provisions of this Section 5.10(a) (other than the provisions of this sentence) shall terminate as of the Effective Time. Notwithstanding the foregoing, nothing in this Section 5.10(a) shall prevent the Company from complying with its obligations contained in Section 5.16.

           (b) From the date hereof to the Effective Date, the Company shall (and shall cause each of its Subsidiaries to) (i) provide Parent, Merger Sub and their Representatives full access to all information and documents which Parent and Merger Sub may reasonably request regarding the business, properties, assets, contracts, liabilities, employees and other aspects of the Company or its Subsidiaries, and furnish promptly any such information to Parent and Merger Sub, and (ii) provide reasonable access at reasonable times upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of the Company and its Subsidiaries and to the books and records thereof. For purposes of this Merger Agreement, the term "Representatives" shall mean, with respect to any party, such party's lenders, other financing sources, investment bankers, officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives.

         (c) No investigation by Parent, Merger Sub or the Company, whether prior to the execution of this Agreement or pursuant to this Section 5.10, shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

         (d) Parent and its Representatives shall have the right to conduct any environmental and engineering inspections at any of the Company's properties (to the extent permitted under any applicable lease), which inspections shall be at Parent's expense; provided, that all of

Parent's and its Representatives' activities pursuant to this Section 5.10(d) shall be conducted in a manner that does not unreasonably interfere with the ongoing operations of the Company and its subsidiaries.

         (e) Notwithstanding anything contained herein to the contrary, the Company acknowledges that Parent may cause an offering memorandum or other documents to be prepared and used in connection with the financing of the Transactions and the Company shall use its reasonable best efforts to cause its and its Subsidiaries' officers, employees, consultants, agents, accountants and attorneys to cooperate with Parent and its Representatives in connection with the consummation of the financing of the Transactions. Such offering memorandum and other documents shall either (i) not contain any material non-public information regarding the Company and its Subsidiaries or (ii) be furnished to third-parties under circumstances that will assure that such memorandum and documents are maintained in confidence.

         5.11 Employee Benefits. The Parent and the Company agree that all
              -----------------
employees of the Company and its Subsidiaries immediately prior to the Effective Time shall be employed by the Surviving Corporation and its Subsidiaries immediately after the Effective Time, it being understood that, except for employees of the Company and its Subsidiaries with employment agreements restricting the Surviving Corporation's ability to terminate their employment and in such cases, only to the extent so restricted, the Parent shall not have any obligation to continue employing such employees for any length of time thereafter. The Parent and the Company agree that, after the Effective Time, all employees of the Company and its Subsidiaries shall continue to be entitled to and shall receive benefits that are no less favorable in the aggregate than the benefits currently provided to the employees of the Company and its Subsidiaries under the Company's existing benefit plans identified in Section 3.9 of the Disclosure Letter (other than any equity or equity-linked compensation plan or program or any keyman life insurance contract) through six months from the Effective Time so long as the continued provision of such benefit plans to such employees does not cause any benefit plan of the Surviving Corporation to be in violation of any law or regulation governing such plans. From and after six months from the Effective Time, the then employees of the Surviving Corporation and its Subsidiaries shall be entitled to and shall receive such benefits as the then constituted management of the Surviving Corporation deems necessary and appropriate. With respect to any such benefit arrangements ("Ultimate Plans"), the Parent shall grant all employees of the Company and its Subsidiaries, who become participants in the Ultimate Plans after the Effective Time, credit for all service with the Company and its Subsidiaries, or their respective predecessors (or any other party for which service has been recognized by the Company or its Subsidiaries), prior to the Effective Time for all purposes (other than for benefit accrual purposes under a defined benefit pension plan) for which such service was recognized by the Company or its Subsidiaries prior to the Effective Time. To the extent that the Benefit Plans or Ultimate Plans provide medical or dental welfare benefits after the Effective Time, the Parent shall cause all pre-existing condition exclusions and actively-at-work requirements, to the extent such requirements would have been met at the Company and its Subsidiaries, to be waived and the Parent shall provide that any expenses incurred on or before the Effective Time shall be taken into account under the Ultimate Plans for purposes of satisfying the applicable deductible, coinsurance and maximum out-of-pocket provisions. Subject to the rules governing eligibility, vesting and all other terms of any

401(k) plan or other qualified retirement plan or ERISA pension plan maintained by the Parent and its subsidiaries (the "Retirement Plans"), the employees of the Company and its Subsidiaries shall be eligible to participate in and receive benefits under the Retirement Plans on terms similar to the benefits provided to similarly situated employees of the Parent and its subsidiaries, with credit granted for purposes of eligibility and vesting for prior service with the Company and its Subsidiaries.

         5.12 Antitrust Laws. As promptly as practicable, the Company, the
              --------------
Parent and Merger Sub shall make all filings and submissions under the HSR Act and the Competition Act (Canada) as may be reasonably required to be made in connection with this Merger Agreement and the Transactions, which filings shall comply as to form with all requirements applicable thereto and all of the information reported therein shall be true, correct and complete in all material respects. Subject to all applicable confidentiality requirements and all applicable laws, (i) the Company will furnish to the Parent and Merger Sub, and the Parent and Merger Sub will furnish to the Company, such information and assistance as shall be reasonably required in connection with the preparation of any such filings or submissions and (ii) the Company will provide the Parent and Merger Sub, and the Parent and Merger Sub will provide the Company, with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its Representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Merger Agreement and the Transactions; provided, however, that neither the Parent and Merger Sub on the one hand, nor the Company on the other shall be required to provide the other party with copies of confidential documents or information included in its filings and submissions under the HSR Act or Competition Act (Canada), and provided further that a party hereto may request entry into a joint defense agreement as a condition to providing any such materials and that, upon receipt of that request, the parties shall work in good faith to enter into a joint defense agreement to create and preserve attorney-client privilege in a form and substance mutually acceptable to the parties. Each of the parties shall promptly comply with all requests, if any, for additional information or documentation in connection with any such filings under the HSR Act and Competition Act (Canada).

         5.13 Public Announcements. The Parent and Merger Sub, on the one hand,
              --------------------
and the Company, on the other hand, agree that they will consult with the other party prior to issuing any press release (and give such party a reasonable opportunity to comment thereon), or otherwise making any public statement or responding to any press inquiry with respect to this Merger Agreement or the Transactions, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system to which the Company is a party and, in such case, the announcing party shall use reasonable best efforts to consult with all the parties hereto prior to such release or statement being issued and use reasonable best efforts to agree on the making of and content of any filings with any national securities exchange or national securities quotation system with respect to the Transactions. The parties shall agree on the text of a joint press release by which Merger Sub and the Company will announce the execution of this Merger Agreement. Notwithstanding anything contained herein to the contrary, the Company will not use the name of Cornerstone or any of its affiliates without Parent's prior written consent.

         5.14 Employment Arrangements. Except as otherwise agreed to by Parent
              -----------------------
and the applicable employee, the Parent shall cause the Surviving Corporation to
(a) assume and perform each of the employment agreements described in Section 5.14A of the Disclosure Letter, including, without limitation, the "Change in Control" and severance provisions thereof and (b) assume and perform each of the "Change in Control" agreements and obligations described in Section 5.14B of the Disclosure Letter.

         5.15 Dividend Access Shares and Company Class B Convertible Preferred
              ----------------------------------------------------------------
Stock. As soon as practicable following the date of this Merger Agreement, the
-----
Company shall, and shall cause the Canadian Subsidiary to, take such actions, including without limitation the giving of all required notices under the Articles of Incorporation of the Canadian Subsidiary and the Purchase Agreement, dated as of March 10, 1997, by and among the Company, the Canadian Subsidiary, and the holders of the Dividend Access Shares of the Canadian Subsidiary, as are required to provide that immediately prior to the Effective Time each holder of the Dividend Access Shares of the Canadian Subsidiary shall, upon the surrender thereof, ultimately receive, for each Dividend Access Share, the Merger Consideration, less any tax required to be deducted or withheld therefrom by the Company or the Canadian Subsidiary, and that the single share of the Company's Class B Preferred Stock shall be redeemed by the Company. The date of the written notice required to be sent under the Articles of Incorporation of the Canadian Subsidiary to inform the holders of the Dividend Access Shares that the "Automatic Redemption Date" (as defined therein) will be accelerated to immediately prior to the Effective Time is referred to herein as the "Canadian Notice Date".

         5.16 Assistance with Financing. In order to assist with the financing
              -------------------------
of the Transactions, at or prior to Closing, the Company shall, and shall cause its Subsidiaries to, cooperate and take all reasonable actions as are necessary to consummate the financing of the Transactions, including, without limitation:

         (a) At Parent's request, with respect to each of the Leased Premises within the United States, the Company shall use its reasonable best efforts to deliver to the Parent a nondisturbance agreement, a consent and waiver and/or an estoppel letter executed by the landlord, lessor and/or licensor of such Leased Premise, in each case, in form and substance reasonably acceptable to the Parent;

         (b) At Parent's request, the Company shall furnish such financial statements as may be reasonably requested by Parent in connection with the financing of the Transactions;

         (c) At Parent's request, the Company shall take or cause to be taken any other reasonable actions necessary to consummate the financing of the Transactions; and

         (d) At Parent's request, the Company shall make senior officers of the Company and its Subsidiaries available for participation in meetings, due diligence sessions and road shows.

Notwithstanding the foregoing, the Company shall not be required to take any action under this Section 5.16 that would be inconsistent with its obligations under the federal securities laws.

         5.17 Exchange Act and NASDAQ Filings; Delisting.
              ------------------------------------------

          (a) Unless an exemption shall be expressly applicable to the Company, or unless Parent agrees otherwise in writing, the Company will file with the SEC and the National Association of Securities Dealers, Inc. ("NASD") all reports required to be filed by it pursuant to the rules and regulations of the SEC and NASD (including, without limitation, all required financial statements). Such reports and other information shall comply in all material respects with all of the requirements of the SEC and NASD rules and regulations, and when filed, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) Each of the parties shall cooperate with each other in taking, or causing to be taken, all actions necessary to delist all of the Company's securities from the NASDAQ Stock Exchange and to terminate registration under the Exchange Act; provided, that such delisting and termination shall not be effective until after the Effective Time.

         5.19 Representations. Each of the Company, the Parent and the Merger
              ---------------
Sub (a) will use reasonable best efforts to take all action necessary to render true and correct as of the Closing its respective representations and warranties contained in this Merger Agreement, (b) will use reasonable best efforts to refrain from taking any action that would render any such representation or warranty untrue or incorrect as of such time and (c) will perform or cause to be satisfied each agreement or covenant required to be performed by it hereunder.

         5.20 Voting Agreement. The Company shall comply with all of its
              ----------------
obligations under the Voting Agreement, dated as of the date hereof, by and among the Company, Merger Sub and the Management Participants (the "Voting Agreement").

         6.  CONDITIONS

         6.1 Conditions to Obligation of Each Party to Effect the Merger. The
             -----------------------------------------------------------
obligation of each party to effect the Merger is subject to the satisfaction (or waiver by the party for whose benefit such condition exists, to the extent permitted by law, on or prior to the Closing Date) of the following conditions:

         (a) this Merger Agreement, the Merger and the Transactions shall have been approved and adopted by the requisite vote of the shareholders of the Company in accordance with the Company's Certificate of Incorporation and New Jersey Law;

         (b) (i) the waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and (ii) if the Competition Act (Canada) is applicable to the Transactions, then (x) the Commissioner of Competition (the "Commissioner") appointed under the Competition Act (Canada) shall have issued an Advance Ruling Certificate under Section 102 of the Competition Act (Canada) in respect of the Shares, (y) the Commissioner shall have advised Parent that the Commissioner does not intend to apply to the Competition Tribunal for an order under Section 92 of the Competition Act (Canada) in respect of the Shares or (z) the applicable waiting period under Section 123 of the Competition Act (Canada) shall have expired without the Commissioner's having notified Parent that the Commissioner intends to apply to the Competition Tribunal for an order under
Section 92 of the Competition Act (Canada) in respect of the Shares;

         (c) no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any governmental authority or a court of competent jurisdiction which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or of limiting or restricting in any material respect the Surviving Corporation's or Merger Sub's conduct or operation of the business of the Company after the Effective Time;

         (d) thirty (30) days shall have elapsed since the Canadian Notice Date; and

         (e) the Company shall have (x) received from the New Jersey Department of Environmental Protection either (i) a letter of non-applicability with respect to the Merger, (ii) a no further action letter, (iii) a negative declaration or (iv) approval of a Remedial Action Workplan, (y) entered into a remediation agreement with such Department or (z) otherwise satisfied the requirements of the New Jersey Industrial Site Recovery Act ("ISRA") such that the Company, the Parent and the Merger Sub may consummate the Merger without violating ISRA.

         6.2 Additional Conditions to Obligation of the Company. The obligation
             --------------------------------------------------
of the Company to effect the Merger is also subject to the conditions (which may be waived, in whole or in part, to the extent permitted by applicable law) that
(a) each of the Parent and Merger Sub shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time and (b) Parent's representations and warranties in this Merger Agreement, when made and (with the exception of representations and warranties made as of a particular date) as of the Closing Date, shall be true and complete in all material respects. Parent shall have delivered to the Company a certificate of an officer of Parent, dated as of the Closing Date, as to compliance with the conditions set forth in this Section 6.2.

         6.3 Additional Conditions to Obligations of the Parent and Merger Sub.
             -----------------------------------------------------------------
The obligations of the Parent and Merger Sub to effect the Merger are also subject to the conditions (which may be waived, in whole or in part, to the extent permitted by applicable law) that:

         (a) There shall be no statute, rule, regulation, judgment, injunction or order enacted, entered, issued or deemed applicable to the Merger (i) making the purchase of, or payment for, some or all of the Shares pursuant to the Merger Agreement illegal, or resulting in a material delay in the ability of the Parent to accept for payment or pay for some or all of the Shares, or to consummate the Merger or seeking to obtain from the Company, the Parent or Merger Sub any damages that would have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, (ii) imposing, or seeking to impose material limitations on the ability of the Parent effectively to acquire or hold or to exercise full rights of ownership of the Shares acquired by it, (iii) which would require the Parent or any direct or indirect subsidiary of the Parent to dispose of or hold separate any of the Shares or any material portion of the assets or business of the Company and its Subsidiaries taken as a whole, or (iv) prohibit or materially limit the ability of the Parent or any direct or indirect subsidiary of the Parent to own, control or operate any material portion of the businesses, operations or assets of the Company and its Subsidiaries taken as a whole; or (v) otherwise constituting a Material Adverse Effect;

         (b) There shall be no pending governmental or regulatory action or proceeding by or before any court, government or governmental or regulatory authority, domestic or foreign, and no pending action or proceeding by any other person, domestic or foreign, which would, in any such case, reasonably be expected to result in any of the consequences referred to in clauses (i) through
(v) of paragraph (a) above;

         (c) The Company shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time;

         (d) The representations and warranties of the Company set forth in this Merger Agreement (other than those representations and warranties that address matters as of particular dates) shall be true and correct in all material respects as of the Closing Date and any representation and warranty of the Company set forth in this Agreement that addresses matters as of a particular date shall be true and correct in all material respects as of the date referred to therein; provided, that, to the extent that any such representations and warranties are qualified by terms such as "material", "materially" or "Material Adverse Effect" (it being understood that any such representation and warranty so qualified shall be referred to herein as a "Materiality Qualified Representation and Warranty" and any representation and warranty that is not a Materiality Qualified Representation and Warranty shall be referred to herein as an "Unqualified Representation and Warranty"), such Materiality Qualified Representations and Warranties shall be true and correct in all respects as of the Closing Date (or if a Materiality Qualified Representation and Warranty addresses matters as of a particular date, such Materiality Qualified Representation and Warranty shall be true and correct in all respects as of the date referred to therein);

         (e) The Company shall have delivered to Parent a certificate of an executive officer of the Company, dated as of the Closing Date, as to compliance with the conditions set forth in Sections 6.3(c) and 6.3(d);

         (f) Since the date of this Merger Agreement, no change, event or effect has occurred which has, or would reasonably be expected to have, a Material Adverse Effect;

         (g) Parent shall have obtained the cash proceeds from the financing transactions (the "Cash Proceeds") sufficient to consummate the Merger (including the payment of the Merger Consideration, the Option Consideration and the repayment of indebtedness for borrowed money of the Company or its Subsidiaries that is required to be repaid as a result of the Transactions), to pay all fees and expenses of the Transaction and to provide ongoing working capital to the Surviving Corporation, all on terms and conditions consistent with the Senior Debt Commitment Letter and reasonably satisfactory to Parent;

         (h) All Stock Options shall have been extinguished and, as of immediately prior to the Effective Time, the Company shall have no liability or obligation with respect to any such Stock Option, except as provided in Sections 1.8(d) and 1.13;

         (i) The Dividend Access Shares and the Series B Preferred Share shall have been redeemed immediately prior to the Effective Time and the Company shall have no liability or obligation thereunder;

         (j) Arrangements reasonably satisfactory to Parent shall have been made such that concurrent with the Effective Time, a portion of the Cash Proceeds shall be utilized to (i) pay in full all outstanding indebtedness for borrowed money of the Company and its Subsidiaries, (ii) effect the termination of any letters of credit of the Company and its Subsidiaries, (iii) cause the release of all Liens on the capital stock of the Company's Subsidiaries and all Liens on the assets of the Company and its Subsidiaries securing indebtedness for borrowed money and (iv) pay all indebtedness for borrowed money guaranteed by the Company or its Subsidiaries to the extent that such guarantees are not released as of the Effective Time; and

         (k) The Company shall have obtained the consents, authorizations, approvals and waivers from third parties, in form reasonably acceptable to the Parent, which are listed in Section 6.3(k) of the Disclosure Letter.

         7.       TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Merger Agreement may be terminated at any time
             -----------
prior to the Effective Time, whether prior to or after approval of the Merger by the shareholders of the Company:

         (a) by mutual written consent of the Boards of Directors (or any committee thereof) of the Parent and the Company;

         (b)      by either the Parent or the Company if:

                  (i) the waiting period applicable to the consummation of the Merger under the HSR Act shall not have expired or been terminated prior to the one hundred and twentieth (120th) day after the parties shall have initially filed their applications under the HSR Act, provided that the right to terminate this Merger Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Merger Agreement resulted in the failure of such condition;

                  (ii) any court, arbitration tribunal, administrative agency or commission, or public or regulatory or governmental entity shall have issued an order, decree, judgment, injunction or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, judgment, injunction or ruling or other action shall have become final and nonappealable; provided, that the party seeking to terminate this
                         --------

Agreement pursuant to this Section 7.1(b)(ii) shall have used all reasonable efforts to remove such order, judgment, injunction, decree, ruling or other action;

                  (iii) the Meeting shall have been held and the holders of outstanding Shares shall have failed to approve and adopt this Merger Agreement and the Merger upon a vote taken at such meeting (including any adjournment or postponement thereof); provided, that the right to terminate this Merger Agreement under this Section 7.1(b)(iii) shall not be available to the Company if its breach of this Merger Agreement has been the cause of or resulted in the failure to obtain such shareholder approval; or

                  (iv) the Merger shall not have been consummated by the Outside Date; provided, that the right to terminate this Agreement under this Section
      --------
7.1(b)(iv) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur prior to the Outside Date; for purposes of this Agreement, the term "Outside Date" shall mean the later of (x) 180 days after the date hereof and (y) 45 days after the Proxy Statement shall have first been mailed to the Company's shareholders, provided, however, that in no event shall the Outside Date be later than 240 days after the date hereof;

         (c)      by the Parent and Merger Sub if:

                  (i) there shall have been an intentional breach or failure to perform or comply with any of the material covenants, agreements or obligations of the Company hereunder (other than those contained in Section 5.4);

                  (ii) there shall have been any breach or failure to perform or comply with any of the material covenants, agreements or obligations of the Company hereunder (other than those contained in Section 5.4) and such breach or failure does not provide a basis for termination under Section 7.1(c)(i); provided, however, that, if such breach or failure is curable by the Company
--------- -------
through the exercise of its reasonable best efforts and the Company continues to exercise such reasonable best efforts, Parent and Merger Sub may not terminate this Agreement under this Section 7.1(c)(ii) for a period of 10 business days from the date on which Merger Sub or Parent delivers to the Company written notice setting forth in reasonable detail the circumstances giving rise to such breach;

                  (iii) there has been an intentional act or omission which causes any Materiality Qualified Representation and Warranty of the Company (other than a representation or warranty made as of a particular date) to be untrue in any respect as of any date subsequent to the date hereof or causes any Unqualified Representation and Warranty of the Company (other than a representation or warranty made as of a particular date) to be untrue in any material respect as of any date subsequent to the date hereof; or

                  (iv) there has been a breach of any representation or warranty of the Company hereunder such that the condition set forth in Section 6.3(d) would not be satisfied and such breach does not provide a basis for termination under Section 7.1(c)(ii); provided, however, that, if (x) such breach is curable
                          --------  -------
by the Company through the exercise of its reasonable best efforts and (y) the Company continues to exercise such reasonable best efforts, Parent and Merger Sub shall not have the right to terminate this Merger Agreement under this Section 7.1(c)(iii) for a period of 10 business days from the date on which Merger Sub or Parent delivers to the Company written notice setting forth in reasonable detail the circumstances giving rise to such breach;

         (d) by the Company prior to the Meeting in accordance with Section 5.4; provided, that in order for the termination of this Agreement pursuant to this
Section 7.1(d) to be deemed effective, the Company shall have complied with all of the material provisions of Section 5.4, including the notice provisions contained therein and the payment of the Termination Fee in accordance with
Section 5.7(b);

         (e) by the Parent or Merger Sub, if (i) the Company unintentionally breaches or fails to perform or comply with any of its covenants, agreements or obligations set forth in Section 5.4 and such breach or failure is material or
(ii) the Company intentionally breaches or fails to perform or comply with any of its covenants, agreements or obligations set forth in Section 5.4; or

         (f) by the Company if (i) the commitments reflected in the Commitment Letters are withdrawn or if the conditions to the receipt of the Debt Financing are changed in a manner such that one or more conditions are materially less likely to be satisfied and (ii) Parent and/or Merger Sub does not obtain substitute financing commitments on substantially the same terms as are reflected in the Commitment Letters or on more favorable terms (from the perspective of Parent) on or before the earlier of the forty-fifth (45th) day after the event described in clause (i) of this Section 7.1(f) occurs or the Outside Date.

         7.2 Effect of Termination. In the event of termination of this Merger
             ---------------------
Agreement as provided in Section 7.1, written notice shall be given by the terminating party to the other parties hereto and this Merger Agreement shall forthwith become void and there shall be no liability on the part of the Parent, Merger Sub or the Company, except that (i) the provisions of this Section 7.2,
Section 5.7, and Section 5.10(a) hereof shall survive any such termination, and
(ii) nothing herein will relieve any party from liability for fraud and nothing herein, other than the exclusive remedy provision of Section 5.7(c), will relieve any party from liability for any willful breach of any representation or warranty or any breach prior to such termination of any covenant or agreement contained herein; provided, however, that nothing herein, other than the
                  --------  -------
exclusive remedy provision of Section 5.7(c), shall relieve any party from liability for, or be deemed to waive any rights of specific performance of this Merger Agreement available to a party by reason of, any intentional breach by the other party or parties of this Merger Agreement.

         7.3 Amendment. This Merger Agreement may not be amended, modified or
             ---------
supplemented except by an instrument in writing signed on behalf of each of the parties; provided, however, that after the approval of this Merger Agreement by the shareholders of the Company, no such amendment, modification or supplement shall be made which requires the approval of such shareholders under New Jersey Law without obtaining such approval.

         7.4 Waiver.  At any time prior to the Effective Time, any party
             ------
hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto or

(b) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

         8.  GENERAL PROVISIONS

         8.1 Survival of Representation, Warranties and Agreements. No
             -----------------------------------------------------
representations or warranties contained herein shall survive beyond the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time. The provisions of any confidentiality agreement among the Company. Cornerstone and Parent shall apply to all information and material delivered hereunder.

         8.2 Notices. All notices or other communications required or permitted
             -------
hereunder shall be in writing and shall be delivered personally, by facsimile, by overnight courier or sent by certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, or when so received by facsimile or courier, or if mailed, three calendar days after the date of mailing, as follows (or at such other address for a party as shall be specified by like notice):

         (a)      if to the Parent or Merger Sub:

                           c/o Cornerstone Equity Investors, LLC
                           717 Fifth Avenue, Suite 1100
                           New York, NY  10022
                           Attention:  Dana O'Brien and Stephen Larson
                           Telephone:  212-753-0901
                           Facsimile:  212-826-6798

                           With copies to:

                           Kirkland & Ellis
                           Citicorp Center
                           153 East 53rd Street
                           New York, NY  10022
                           Attention:  Frederick Tanne, Esq.
                           Telephone:  212-446-4800
                           Facsimile:  212-446-4900

         (b)      if to the Company:

                           Vestcom International, Inc.
                           5 Henderson Drive
                           West Caldwell, NJ 07006
                           Attention:  Brendan Keating
                           Telephone:  973-882-7000
                           Facsimile:  973-882-9724

                           With copies to:

                           Lowenstein Sandler PC
                           65 Livingston Avenue
                           Roseland, New Jersey 07068
                           Attention:  Peter H. Ehrenberg
                           Telephone: 973-597-2350
                           Facsimile: 973-597-2351

                           Robert Levenson c/o Lenox Capital Group, LLC One Mack Centre Drive Paramus, New Jersey 07652 Telephone:
                           201-986-6704 Facsimile: 201-986-8427

                           Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, NY 10178
                           Attention:  Howard L. Shecter
                           Telephone:  (212) 309-6384
                           Facsimile:  (212) 309-7044

         8.3 Interpretation. When a reference is made in this Merger Agreement
             --------------
to subsidiaries of the Parent or the Company, the word "subsidiaries" or "Subsidiaries" means any corporation, partnership, limited liability company, joint venture or other entity fifty percent (50% or more of whose outstanding voting securities or equity interests are directly or indirectly owned by the Parent or the Company, as the case may be. The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

         8.4 No Third Party Beneficiaries. Except for the current officers and
             ----------------------------
directors of the Company and its Subsidiaries (who are third-party beneficiaries of the provisions set forth in Section 5.8 hereof), there are no third party beneficiaries of this Merger Agreement and nothing in this Merger Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities.

         8.5 Miscellaneous. This Merger Agreement and the Voting Agreement
             -------------
(including the documents and instruments referred to herein and therein) (i) constitute the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except that the confidentiality agreement previously executed by Cornerstone shall continue in full force and effect; (ii) except as otherwise set forth in Section 8.4, are not intended to confer upon any other person any rights or remedies hereunder; (iii) shall not be assigned by operation of law or otherwise, provided that the Parent or Merger Sub may assign its rights and obligations hereunder to (a) a direct or indirect subsidiary of the Parent or (b) as collateral security to any Person providing financing to Parent or the Surviving Corporation, but no such assignment shall relieve the Parent or Merger Sub, as the case may be, of its obligations hereunder; and (iv) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of New Jersey without giving effect to the principles of conflict or choice of laws thereof. This Merger Agreement may be executed in one or more counterparts which together shall constitute a single agreement.

         8.6 Specific Performance. The parties hereto agree that irreparable
             --------------------
damage would occur in the event that any of the provisions of this Merger Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, without the posting of any bond or other security in respect thereof, in addition to any other remedy at law or equity.

         8.7 Knowledge or Awareness. Statements made to the knowledge of the
             ----------------------
Company, and statements made regarding the awareness of the Company, shall refer to the knowledge and awareness, after reasonable investigation, of the following individuals: Joel Cartun, Brendan Keating, Michael Helfand, Sheryl Bernstein Cilenti, Andrew Lewkowicz, David Adler, Steve Bardwell, John Mortenson, Jim Gambaiani, Pierre Dallain and Craig Volwiler.

         8.8 No Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY
             -------------
CONTROVERSY WHICH MAY ARISE UNDER THIS MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT
(I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.8.

         8.9   Board of Directors. It is understood that those members of the
               ------------------
Board of Directors of the Company who are Management Participants (the "Management Participant Directors") have recused themselves from participation in any determination made by the Board with respect to the Merger and this Merger Agreement. For purposes of this Agreement, all references to actions by the Board shall include actions taken by the Board as to which such Shareholder-Directors have recused themselves from participation.

         8.10  Defined Terms.  The following terms are defined in the
               -------------
following sections of this Agreement:

--------------------------------------------------------------------------------------------------------
Acquisition Transaction                                                5.4(a)
--------------------------------------------------------------------------------------------------------
Alternative Transaction                                                5.7(b)
--------------------------------------------------------------------------------------------------------
Automatic Redemption Date                                              5.15
--------------------------------------------------------------------------------------------------------
Benefit Plans                                                          3.9(a)
--------------------------------------------------------------------------------------------------------
Board                                                                  3.5
--------------------------------------------------------------------------------------------------------
Canadian Notice Date                                                   5.15
--------------------------------------------------------------------------------------------------------
Canadian Subsidiary                                                    1.9
--------------------------------------------------------------------------------------------------------
Cash Proceeds                                                          6.3(g)
--------------------------------------------------------------------------------------------------------
Certificates                                                           1.12(c)
--------------------------------------------------------------------------------------------------------
Change in Control                                                      5.14
--------------------------------------------------------------------------------------------------------
Closing                                                                1.11
--------------------------------------------------------------------------------------------------------
Closing Date                                                           1.11
--------------------------------------------------------------------------------------------------------
COBRA                                                                  3.9(e)
--------------------------------------------------------------------------------------------------------
Code                                                                   1.12(d)
--------------------------------------------------------------------------------------------------------
Common Stock Equivalents                                               3.4
--------------------------------------------------------------------------------------------------------
Company                                                                Lead-in
--------------------------------------------------------------------------------------------------------
Company IP                                                             3.20
--------------------------------------------------------------------------------------------------------
Competing Party Confidentiality Agreement                              5.4(a)
--------------------------------------------------------------------------------------------------------
Competing Transaction                                                  5.4(a)
--------------------------------------------------------------------------------------------------------
Commissioner                                                           6.1(b)(ii)
--------------------------------------------------------------------------------------------------------
Commitment Letters                                                     2.3(a)
--------------------------------------------------------------------------------------------------------
Contributed Shares                                                     Recital
--------------------------------------------------------------------------------------------------------
Contribution Agreement                                                 Recital
--------------------------------------------------------------------------------------------------------
Cornerstone                                                            Recital
--------------------------------------------------------------------------------------------------------
Credit Agreement                                                       3.16
--------------------------------------------------------------------------------------------------------
Debt Financing                                                         Recital
--------------------------------------------------------------------------------------------------------
disqualified individuals                                               4.1(e)
--------------------------------------------------------------------------------------------------------
Disclosure Letter                                                      Opening Paragraph of Article 3
--------------------------------------------------------------------------------------------------------
Dividend Access Shares                                                 3.3
--------------------------------------------------------------------------------------------------------
Effective Time                                                         1.5
--------------------------------------------------------------------------------------------------------
employee pension benefit plan                                          3.9(b)
--------------------------------------------------------------------------------------------------------
Employee Benefit Plan                                                  3.9(a)
--------------------------------------------------------------------------------------------------------
Environmental Laws                                                     3.18
--------------------------------------------------------------------------------------------------------
Equity Contribution                                                    Recital
--------------------------------------------------------------------------------------------------------
ERISA                                                                  3.9(a)
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
ERISA Affiliate                                                         3.9(a)
--------------------------------------------------------------------------------------------------------
Exchange Act                                                            2.2
--------------------------------------------------------------------------------------------------------
Financial Advisor                                                       3.24
--------------------------------------------------------------------------------------------------------
Financing Letter                                                        1.2
--------------------------------------------------------------------------------------------------------
Foreign Plan                                                            3.9(f)
--------------------------------------------------------------------------------------------------------
GAAP                                                                    3.6(b)
--------------------------------------------------------------------------------------------------------
GE                                                                      2.3(a)
--------------------------------------------------------------------------------------------------------
"group"                                                                 5.4
--------------------------------------------------------------------------------------------------------
GUST                                                                    3.9(b)
--------------------------------------------------------------------------------------------------------
HSR Act                                                                 2.2
--------------------------------------------------------------------------------------------------------
Indemnified Person                                                      5.8(a)
--------------------------------------------------------------------------------------------------------
Intellectual Property                                                   3.20
--------------------------------------------------------------------------------------------------------
ISRA                                                                    6.1(e)
--------------------------------------------------------------------------------------------------------
Leased Real Property                                                    3.22(b)
--------------------------------------------------------------------------------------------------------
Leases                                                                  3.22(b)
--------------------------------------------------------------------------------------------------------
Liens                                                                   3.16
--------------------------------------------------------------------------------------------------------
Liquidated Amount                                                       5.7(b)
--------------------------------------------------------------------------------------------------------
Management Participants                                                 Recital
--------------------------------------------------------------------------------------------------------
Management Participant Directors                                        8.9
--------------------------------------------------------------------------------------------------------
Material Adverse Effect                                                 3.1
--------------------------------------------------------------------------------------------------------
Material Contracts                                                      3.15(a)
--------------------------------------------------------------------------------------------------------
Material Customer                                                       3.29
--------------------------------------------------------------------------------------------------------
Materiality Qualified Representation and Warranty                       6.3(d)
--------------------------------------------------------------------------------------------------------
Meeting                                                                 5.2(a)
--------------------------------------------------------------------------------------------------------
Merger                                                                  Recital
--------------------------------------------------------------------------------------------------------
Merger Agreement                                                        Lead-in
--------------------------------------------------------------------------------------------------------
Merger Consideration                                                    1.8(a)
--------------------------------------------------------------------------------------------------------
Merger Sub                                                              Lead-in
--------------------------------------------------------------------------------------------------------
multiemployer plan                                                      3.9(c)
--------------------------------------------------------------------------------------------------------
NASD                                                                    5.17(a)
--------------------------------------------------------------------------------------------------------
New Jersey Law                                                          1.3
--------------------------------------------------------------------------------------------------------
Non-Management Directors                                                5.8(c)
--------------------------------------------------------------------------------------------------------
Opinion                                                                 3.24
--------------------------------------------------------------------------------------------------------
Option Consideration                                                    1.13(a)
--------------------------------------------------------------------------------------------------------
Outside Date                                                            7.1(b)(iv)
--------------------------------------------------------------------------------------------------------
Parent                                                                  Lead-in
--------------------------------------------------------------------------------------------------------
Paying Agent                                                            1.12(a)
--------------------------------------------------------------------------------------------------------
Pension Plan                                                            3.9(b)
--------------------------------------------------------------------------------------------------------
Person                                                                  1.12(b)(i)
--------------------------------------------------------------------------------------------------------
Pre-Merger Contribution                                                 Recital
--------------------------------------------------------------------------------------------------------
Protection Act                                                          3.5
--------------------------------------------------------------------------------------------------------
Proxy Statement                                                         5.1(a)
--------------------------------------------------------------------------------------------------------
Reimbursable Costs                                                      5.7(b)
--------------------------------------------------------------------------------------------------------
Representatives                                                         5.10(b)
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
Retirement Plans                                                        5.11
--------------------------------------------------------------------------------------------------------
Rights Agreement                                                        3.4
--------------------------------------------------------------------------------------------------------
Schedule 13E-3                                                          5.1(a)
--------------------------------------------------------------------------------------------------------
SEC                                                                     3.6(a)
--------------------------------------------------------------------------------------------------------
SEC Documents                                                           3.6(a)
--------------------------------------------------------------------------------------------------------
Securities Act                                                          3.6(a)
--------------------------------------------------------------------------------------------------------
Senior Commitment Letter                                                2.3(a)
--------------------------------------------------------------------------------------------------------
Senior Debt Financing                                                   Recital
--------------------------------------------------------------------------------------------------------
Senior Lender                                                           2.3
--------------------------------------------------------------------------------------------------------
Shares                                                                  Recital
--------------------------------------------------------------------------------------------------------
Stock Option                                                            1.13(a)
--------------------------------------------------------------------------------------------------------
Stock Option Plan                                                       1.13(a)
--------------------------------------------------------------------------------------------------------
Subordinated Commitment Letter                                          2.3(a)
--------------------------------------------------------------------------------------------------------
Subsidiary or subsidiary                                                8.3
--------------------------------------------------------------------------------------------------------
Surviving Corporation                                                   Recital
--------------------------------------------------------------------------------------------------------
Surviving Corporation Material Adverse Effect                           5.6(b)
--------------------------------------------------------------------------------------------------------
tax                                                                     3.10(a)
--------------------------------------------------------------------------------------------------------
Tax Affiliate                                                           3.10(b)
--------------------------------------------------------------------------------------------------------
Termination Fee                                                         5.7(b)
--------------------------------------------------------------------------------------------------------
Transactions                                                            Recital
--------------------------------------------------------------------------------------------------------
Ultimate Plans                                                          5.11
--------------------------------------------------------------------------------------------------------
Unaudited First Quarter Financial Statements                            3.6(b)
--------------------------------------------------------------------------------------------------------
Undesignated Stock                                                      3.4
--------------------------------------------------------------------------------------------------------
Unqualified Representation and Warranty                                 6.3(d)
--------------------------------------------------------------------------------------------------------
Voting Agreement                                                        5.20
--------------------------------------------------------------------------------------------------------

                            (SIGNATURES ON NEXT PAGE)

         IN WITNESS WHEREOF, the Parent, Merger Sub and the Company have caused this Merger Agreement to be executed as of the date first written above by their respective duly authorized officers.

                                           VECTOR INVESTMENT HOLDINGS
                                                    INC.

                                           By: /s/ Stephen Larson
                                              ------------------------------
                                               Name:  Stephen Larson
                                               Title: Secretary

                                           VECTOR MERGER CORP.


                                           By: /s/ Stephen Larson
                                              -------------------------------
                                               Name:  Stephen Larson
                                               Title: Secretary

                                           VESTCOM INTERNATIONAL, INC.


                                           By: /s/ Brendan Keating
                                              -------------------------------
                                               Name:  Brendan Keating
                                               Title: President and Chief
                                                      Executive Officer